 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1995

                                                 REGISTRATION NO. 33-62433
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST
                 (ISSUER WITH RESPECT TO OFFERED CERTIFICATES)
                      GREEN TREE FLOORPLAN FUNDING CORP.
                  (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------
       DELAWARE                      9999                 APPLIED FOR
   (STATE OR OTHER
   JURISDICTION OF
   INCORPORATION OR
    ORGANIZATION)
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                       (I.R.S. EMPLOYER
                                                      IDENTIFICATION NO.)

                           500 LANDMARK TOWERS
            345 ST. PETER STREET, SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------

                         JOEL H. GOTTESMAN, ESQ.

                           1100 LANDMARK TOWERS
            345 ST. PETER STREET, SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:
           CHARLES F. SAWYER                      RENWICK D. MARTIN
       DORSEY & WHITNEY P.L.L.P.                    BROWN & WOOD
 220 SOUTH SIXTH STREET, MINNEAPOLIS,   ONE WORLD TRADE CENTER, NEW YORK, NEW
            MINNESOTA 55402                          YORK 10048
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM        MAXIMUM       AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   AGGREGATE     REGISTRATION
       REGISTERED          REGISTERED   PER UNIT(1)   OFFERING PRICE      FEE
-----------------------------------------------------------------------------------
 Floorplan Receivable
  Trust Certificates,
  Series 1995-1........   $400,000,000      100%       $400,000,000  $137,931.04(2)
-----------------------------------------------------------------------------------

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(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).

(2) Of this amount, $344.83 has previously been paid and $137,586.21 is being paid herewith.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                             CROSS REFERENCE SHEET

     ITEM AND CAPTION IN FORM S-1              CAPTION IN PROSPECTUS
     ----------------------------              ---------------------
  1. Forepart of the Registration
      Statement and Outside Front   Forepart of Registration Statement; Outside
      Cover Page of Prospectus...    Front Cover Page of Prospectus
  2. Inside Front and Outside
      Back Cover Pages of Pro-      Inside Front Cover Page; Outside Back Cover
      spectus....................    Page of Prospectus
  3. Summary Information, Risk
      Factors and Ratio of Earn-
      ings to Fixed Charges......   Prospectus Summary; Risk Factors
  4. Use of Proceeds.............   Use of Proceeds
  5. Determination of Offering
      Price......................   *
  6. Dilution....................   *
  7. Selling Security Holders....   *
  8. Plan of Distribution........   Underwriting
  9. Description of Securities to   The Trust; The Transferor; The Receivables;
      be Registered..............    Description of the Offered Certificates
 10. Interests of Named Experts
      and Counsel................   Legal Matters
 11. Information with Respect to
      the Registrant.............   The Trust; The Transferor
 12. Disclosure of Commission Po-
      sition on Indemnification
      for Securities Act Liabili-
      ties.......................   See Part II

--------
*Not applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION NOVEMBER   , 1995

PROSPECTUS
                                      LOGO
                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST

  $       FLOATING RATE FLOORPLAN RECEIVABLE TRUST CERTIFICATES, SERIES 1995-1,
                                  CLASS A

  $       FLOATING RATE FLOORPLAN RECEIVABLE TRUST CERTIFICATES, SERIES 1995-1,
                                  CLASS B
    GREEN TREE FLOORPLAN             GREEN TREE FINANCIAL CORPORATION
       FUNDING CORP.
         TRANSFEROR                              SERVICER
                                  -----------

  Each of the Floating Rate Floorplan Receivable Trust Certificates, Series 1995-1, Class A (the "Class A Certificates") and each of the Floating Rate Floorplan Receivable Trust Certificates, Series 1995-1, Class B (the "Class B Certificates," and, together with the Class A Certificates, the "Offered Certificates") will represent an undivided interest in the Green Tree Floorplan Receivables Master Trust (the "Trust"), created pursuant to a Pooling and Servicing Agreement among Green Tree Floorplan Funding Corp., as transferor (the "Transferor"), Green Tree Financial Corporation, as servicer ("Green Tree"
or the "Servicer") and             , as trustee (the "Trustee"). The fractional
undivided interests in the Trust represented by the Class B Certificates will be subordinated to fund certain payments with respect to the Class A Certificates as described in "Description of the Offered Certificates-- Application of Collections," "--Reallocated Principal Collections," and "-- Investor Charge-Offs." The assets of the Trust will include wholesale receivables (the "Receivables"), generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with dealers, manufacturers and distributors to finance their inventory of manufactured housing and other consumer and commercial products and all monies due or to become due in payment of such Receivables.

  Concurrently with the issuance of the Offered Certificates, the Trust will issue the Floorplan Receivable Trust Certificates, Series 1995-1, Class C (the "Class C Certificates"), which may be privately placed, and the Floorplan Receivable Trust Certificates, Series 1995-1, Class D (the "Class D Certificates," and, together with the Class C Certificates and the Offered Certificates, the "Certificates") to the Transferor. The Offered Certificates, the Class C Certificates and the Class D Certificates constitute "Series 1995-1." The fractional undivided interests in the Trust represented by the Class C Certificates will be subordinated to fund certain payments with respect to the Offered Certificates and the Class D Certificates will be subordinated to fund certain payments with respect to the Class C Certificates and the Offered Certificates as described in "Description of the Offered Certificates-- Application of Collections," "--Reallocated Principal Collections," and "-- Investor Charge-Offs." The Transferor will own the remaining undivided interest in the Trust not represented by the Certificates and any other investor certificates issued by the Trust, which retained interest will be represented by the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will be held initially by the Transferor and will be transferable only as provided in the Pooling and Servicing Agreement. The Transferor from time to time may offer to the public or other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder, other series of certificates that evidence undivided interests in certain assets of the Trust by exchanging a portion of its interest in the Trust therefor. Only the Offered Certificates are being offered pursuant to this Prospectus.

  Interest on the outstanding principal balance of the Class A Certificates will accrue at a rate per annum equal to the lesser of (i) the applicable one-month LIBOR (calculated and determined as described under "Description of the
Offered Certificates--Interest Payments") plus   % per annum or (ii) the Net
Receivables Rate (as defined under "Description of the Offered Certificates-- Interest") (the "Class A Certificate Rate"). Interest on the outstanding principal balance of the Class B Certificates will accrue at a rate per annum
equal to the lesser of (i) the applicable one-month LIBOR plus   % per annum or
(ii) the Net Receivables Rate (as defined under "Description of the Offered Certificates--Interest") (the "Class B Certificate Rate"). Interest with respect to the Certificates will be distributed on December 15, 1995 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is scheduled to be distributed on each Distribution
Date commencing on the Distribution Date in        but may be paid earlier
under certain limited circumstances described herein. Principal on the Class B Certificates will be payable monthly on each Distribution Date on or after the Distribution Date on which the Class A Invested Amount is paid in full.
  Application will be made to list the Offered Certificates on the Luxembourg Stock Exchange.
  There currently is no secondary market for the Offered Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Offered Certificates are paid in full.
                                  -----------

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGES 23 THROUGH 28 HEREIN.
                                  -----------
  THE OFFERED CERTIFICATES REPRESENT  INTERESTS IN THE TRUST  ONLY AND DO  NOT
    REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR,  GREEN
      TREE FINANCIAL  CORPORATION OR  ANY AFFILIATE  THEREOF. NEITHER  THE
        OFFERED  CERTIFICATES  NOR  THE   RECEIVABLES  ARE  INSURED   OR
          GUARANTEED BY ANY GOVERNMENTAL AGENCY.
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE  SECU-
    RITIES  AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY  REPRE-
       SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  PROCEEDS TO
                                        PRICE TO   UNDERWRITING       THE
                                       PUBLIC(1)     DISCOUNT   TRANSFEROR(1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate..............         %           %               %
--------------------------------------------------------------------------------
Per Class B Certificate..............         %           %               %
--------------------------------------------------------------------------------
Total................................ $            $              $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from           , 1995.
(2) Before deduction of expenses estimated to be $       .
                                  -----------
  The Offered Certificates are offered by the Underwriters as described in "Underwriting," subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Offered Certificates will be
delivered in book-entry form on or about          , 1995 through the facilities
of The Depository Trust Company, CEDEL S.A. and the Euroclear System.
                                  -----------
    MERRILL LYNCH & CO.                  BEAR, STEARNS & CO. INC.
                                  -----------
                 The date of this Prospectus is         , 1995.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Pooling and Servicing Agreement (as defined herein). All references herein to "holders" or "Certificateholders" in respect of the Offered Certificates reflect the rights of the owners of the beneficial interests in the Offered Certificates ("Certificate Owners") as they may indirectly exercise such rights through DTC and its participants, except as otherwise specified herein. Neither Green Tree Financial Corporation nor any successor servicer intends to send any of such monthly and annual reports to Certificate Owners. See "Description of the Offered Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Certificate Owners may receive such reports upon written request, together with (i) a certification that they are Certificate Owners and (ii) payment of any expenses associated with the distribution of such reports, from
the Trustee at                            , Attention:        . Such reports
will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  Green Tree Floorplan Funding Corp., as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public references facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048, Suite 1300; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Periodic reports with respect to the Trust that have been filed under the Exchange Act and the rules and regulations of the Commission thereunder and other information filed by the Servicer can be inspected and copied at the public reference facilities maintained by the Commission referred to above.

                               OTHER INFORMATION

  Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" or elsewhere in this Prospectus. Unless the context requires otherwise, certain capitalized terms, when used in this Prospectus, relate only to the Series 1995-1 Certificates and not to other certificates which may exist from time to time.

Offered Certificates.........  $          aggregate principal amount of Class A
                                Certificates and $          aggregate principal
                                amount of Class B Certificates are being of-fered hereby. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

                               The Offered Certificates represent obligations
                                of the Trust only and do not represent inter-ests in or recourse obligations of Green Tree, the Transferor, or any affiliate of either of them.

                               The Class B Certificates will be subordinated to
                                fund certain payments with respect to the Class A Certificates as described herein. See "De-scription of the Offered Certificates--Subordi-nation of the Class B Certificates."

Other Series 1995-1            $          aggregate principal amount of Class C
 Certificates...............    Certificates, which may be privately placed,
                                and $          aggregate principal amount of
                                Class D Certificates, which are being issued concurrently to the Transferor. Only the Of-fered Certificates are being offered pursuant to this Prospectus.

Transferor...................
                               Green Tree Floorplan Funding Corp., a wholly
                                owned subsidiary of Green Tree, is the Trans-feror. The principal executive offices of the Transferor are located at 500 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.
                                See "The Transferor."

Servicer.....................
                               Green Tree Financial Corporation (in such capac-
                                ity, "Green Tree" or the "Servicer"). The prin-cipal executive offices of the Servicer are lo-cated at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, tele-phone number (612) 293-3400. A substitute Servicer may be appointed in certain circum-stances. See "Green Tree Financial Corporation and its Commercial Finance Division" and "De-scription of the Offered Certificates--Certain Matters Regarding the Transferor and the Servicer."

Trustee .....................
                                                      , is the Trustee. Under
                                certain circumstances specified herein, the beneficial owners of investor certificates rep-resenting more than 50% of the aggregate in-vested amount of all Series will have the right to remove the Trustee. See "Description of the Offered Certificates--The Trustee."

Trust........................  The Trust will be formed pursuant to the Pooling and Servicing Agreement, which will be supple-mented by the Series 1995-1

                                Supplement relating to the Series 1995-1 Cer-tificates, and by Supplements applicable to other Series that may be issued in the future. See "The Trust."

Trust Assets.................
                               The Trust assets will include (i) all Receiv-
                                ables existing as of the Cut-Off Date and thereafter arising under the Accounts from time to time satisfying certain criteria described herein (see "The Receivables--Eligible Receiv-ables and Eligible Accounts"), (ii) all funds to be collected in respect of the Receivables,
                                (iii) all the rights of the Transferor under the Receivables Purchase Agreement between the Transferor and Green Tree (the "Purchase Agree-ment"), (iv) all funds on deposit in certain accounts of the Trust, (v) any amounts received by the Servicer with respect to Receivables that were previously charged off as uncollecti-ble ("Recoveries"), (vi) an assignment of a se-curity interest in the consumer and commercial products or other assets securing each Receiv-able (collectively, the "Collateral Security"),
                                (vii) the Transferor's rights under all
                                Floorplan Agreements with manufacturers relat-ing to the Collateral Security, and (viii) all proceeds of the foregoing. The Offered Certifi-cates will not have the benefit of any credit enhancement other than the subordination of the Class B Certificates, Class C Certificates and Class D Certificates for the benefit of each Class of Series 1995-1 Certificates with an earlier alphabetical designation as described above.

                               Pursuant to the Purchase Agreement, the Trans-
                                feror will purchase from Green Tree all of the Receivables arising from time to time under the Accounts, whether such Receivables are existing as of the Cut-off Date or thereafter created. See "Description of the Purchase Agreement-- Purchases of Receivables."

                               Pursuant to the Pooling and Servicing Agreement,
                                the Transferor will automatically transfer to the Trust all of its right, title, and interest in and to the Receivables. See "Risk Factors-- Transfer of the Receivables; Insolvency Risk Considerations" for a discussion of certain le-gal considerations relating to such transfer.

The Accounts.................
                               The Accounts pursuant to which the Receivables
                                will be generated are revolving credit agree-ments entered into with Green Tree by dealers located in the United States to finance their consumer and commercial product inventory ("Floorplan Receivables") or by manufacturers or distributors located in the United States to finance their inventory, finished parts or other assets ("Asset-Based Receivables") (such dealers, manufacturers and distributors being referred to as "Dealers"). Such products may include, among others: manufactured housing, recreational vehicles and marine products. Green Tree expects that the types of products financed will expand over time, and that the relative proportions of the various products financed by the Receivables will change over time. The Accounts will be selected from all such credit agreements of Green Tree that meet the credit criteria specified in the Pooling and Servicing Agreement and the related Series Supplement (the "Eligible Accounts"). Under certain cir-cumstances Accounts may be added to, or removed from, the Trust, and the Transferor expects to add additional Accounts to the Trust from time to time. See "Description of Certificates--Rep-resentations and Warranties," "--Addition of Accounts" and "--Removal of Accounts."

Receivables..................
                               The Receivables have arisen or will arise in the
                                Accounts. The Receivables will bear interest at an adjustable rate described herein. Certain Receivables do not bear interest for a speci-fied period following their origination. Gener-ally, the principal amount of a Receivable is due (i) in the case of Floorplan Receivables, in scheduled installments with payment in full due upon the retail sale of the related prod-uct, or (ii) in the case of Asset-Based Receiv-ables, upon the reduction of eligible collat-eral or as the borrower's needs decline, and in full upon the termination of the facility. Ac-cordingly, the amount of Receivables will fluc-tuate from day to day as new Receivables are generated and as existing Receivables are col-lected, written off as uncollectible, or other-wise adjusted. See "Green Tree Financial Corpo-ration and its Commercial Finance Division."

Collections..................
                               The Servicer will deposit all collections of Re-
                                ceivables (other than collections allocable to the Exchangeable Transferor Certificate, sub-ject to certain exceptions specified herein) in the Collection Account on each Business Day. The aggregate of (A) all collections on the Re-ceivables with respect to interest or other fees, (B) investment earnings on amounts on de-posit in all Trust Accounts on such business day and (C) Recoveries will be treated as "Fi-nance Charge Collections." In addition, in or-der to provide additional yield to the Trust to offset the effect of any increase in Receiv-ables that do not bear interest for a specified period, any increase in the length of such a period or any decrease in the level of interest rates borne by the Receivables, the Transferor may elect at any time to instruct the Servicer to allocate a specified percentage (the "Dis-count Factor") of Principal Collections to be treated as interest collections ("Imputed Yield Collections"). The Discount Factor, if any, may vary from time to time, and initially will be zero. Finance Charge Collections and Imputed Yield Collections, if any, are collectively re-ferred to as "Interest Collections." The re-mainder of the collections on the Receivables received on any business day will be treated as "Principal Collections." Principal Collections and Interest Collections are collectively some-times referred to herein as "Collections." See "Description of the Offered Certificates--In-terest Collections; Principal Collections." All such amounts will then be allocated in accordance with the respective in-terests of the Certificateholders, the certificateholders of any other Series, and the holder of the Exchangeable Transferor Certifi-cate in the Principal Receivables and in the Interest Collections Receivables in the Trust. During the Revolving Period, upon the retail sale of a product securing a Receivable where Green Tree is providing the customer financing for such retail sale, Green Tree will not be obligated to deposit cash in the Collection Ac-count in respect of the principal amount of such Receivable but may instead replace such Receivable with other Receivables. See "De-scription of the Offered Certificates--Alloca-tion Percentages."

The Series 1995-1
 Certificates
  A. Class A Certificates....  The Class A Certificates will evidence undivided interests in the assets of the Trust allocated to the Class A Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class A Certificates at the Class A Cer-tificate Rate and the payment of principal to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal amount of the Class A Certificates, in certain circumstances, if the Investor De-fault Amount exceeds funds allocable thereto and the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount are reduced to zero). See "Description of the Offered Certificates--Subordination of the Class B Certificates," "--Allocation Percent-ages" and "--Investor Charge-Offs."

  B. Class B Certificates....  The Class B Certificates will evidence undivided interests in the assets of the Trust allocated to the Class B Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class B Certificates at the Class B Cer-tificate Rate and the payment of principal to the extent of the Class B Invested Amount (which may be less than the aggregate unpaid principal amount of the Class B Certificates, in certain circumstances, if the Investor De-fault Amount exceeds funds allocable thereto and the Class C Invested Amount and the Class D Invested Amount are reduced to zero). See "De-scription of the Offered Certificates--Subordi-nation of the Class B Certificates," "--Alloca-tion Percentages" and "--Investor Charge-Offs."

                               The Class C Certificates will evidence undivided
  C. Class C Certificates....   interests in the assets of the Trust allocated
                                to the Class C Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class C Certificates at the Class C Cer-tificate Rate, the payment of principal to the extent of the Class C Invested Amount (which may be less than the aggregate unpaid principal amount of the Class C Certificates, in certain circum-stances, if the Investor Default Amount exceeds funds allocable thereto and the Class D In-vested Amount is reduced to zero, and rights to receive payments under a Limited Guaranty of Green Tree for the benefit of the Class C
                                Certificateholders). See "Description of the
                                Offered Certificates--Allocation Percentages" and "--Investor Charge-Offs." The Class C Cer-tificates are not being offered hereby.

  D. Class D Certificates....  The Class D Certificates will evidence undivided interests in the assets of the Trust allocated to the Class D Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of principal to the extent of the Class D Invested Amount. The Class D Invested Amount may be adjusted from time to time, as described under "Descrip-tion of the Offered Certificates--The Overconcentration Amounts." The Class D Certif-icates are not being offered hereby.

Transferor Interest..........  The Pooling and Servicing Agreement provides that the Trustee will issue two types of cer-tificates: (i) investor certificates in one or more Series, each of which may have multiple classes and of which one or more such classes may be transferable, and (ii) the Exchangeable Transferor Certificate. The Exchangeable Trans-feror Certificate will evidence the Transferor Interest, will be held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement, including through the issuance of a Supplemental Certifi-cate.

Issuance of New Series.......  The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements thereto (each, a "Supplement"), the Transferor may cause the Trustee to issue one or more new Series of certificates (a "New Issuance"). The Transferor may create a New Issuance either by transferring a sufficient amount of Receivables in Additional Accounts to the Trust or pursuant to an Exchange (described below). The Trans-feror may offer any Series for sale in transac-tions either registered under the Securities Act or exempt from registration thereunder, di-rectly or through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. The Transferor currently intends to offer, from time to time, additional Series issued by the Trust.

Exchanges....................
                               The Pooling and Servicing Agreement provides
                                that, pursuant to any one or more Supplements to the Pooling and Servicing Agreement, the Transferor may tender the Exchangeable Trans-feror Certificate or, if provided in the rele-vant Supplement, certificates comprising any Series and the Exchangeable Transferor Certifi-cate, to the Trustee in exchange for certifi-cates comprising one or more new Series and a reissued Ex changeable Transferor Certificate (an "Ex-change"). Any Exchange will be subject to cer-tain conditions specified in the Pooling and Servicing Agreement, including the requirement that at all times, the interest in the Princi-pal Receivables in the Trust (plus amounts on deposit in the Excess Funding Account, if any) represented by the Transferor Interest must equal or exceed the Minimum Transferor Inter-est. See "Description of the Offered Certifi-cates--Exchanges."

Interest.....................
                               Interest on the respective outstanding balance
                                of each Class of Series 1995-1 Certificates
                                (other than the Class D Certificates) will ac-crue at the applicable Certificate Rate (as de-fined below) and will be payable on the 15th day of each month, or if such day is not a business day, on the next succeeding business day (each a "Distribution Date"), beginning De-cember 15, 1995. Interest will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but ex-cluding such Distribution Date (each an "Inter-est Accrual Period") and will be calculated on the basis of the actual number of days in the related Interest Accrual Period divided by 360.

                               Interest on the outstanding principal balance of
                                the Class A Certificates will accrue for each Interest Accrual Period at a rate per annum equal to the lesser of (i) one-month LIBOR (calculated as described under "Description of the Offered Certificates--Interest Payments") determined as of the second LIBOR business day
                                prior to such Interest Accrual Period plus    %
                                per annum or (ii) the Net Receivables Rate (as described under "Description of the Offered Certificates--Interest") (the "Class A Certifi-cate Rate"). Interest on the outstanding prin-cipal balance of the Class B Certificates will accrue for each Interest Accrual Period at a rate per annum equal to the lesser of (i) one-month LIBOR determined as of the second LIBOR business day prior to such Interest Accrual Pe-
                                riod plus    % per annum or (ii) the Net Re-
                                ceivables Rate (the "Class B Certificate Rate" and together with the Class A Certificate Rate, the "Certificate Rates"). The Class C Certifi-cates will bear interest at a rate equal to a specified margin in excess of LIBOR.

                               Interest payments on the Series 1995-1 Certifi-
                                cates will be made from Series Available Inter-est Collections, as described under "Descrip-tion of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items," and from certain other funds al-located for such purpose under the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Reallocated Principal
                                Collections."

Revolving Period.............
                               The "Revolving Period" with respect to Series
                                1995-1 means the period from and including the Closing Date to, but not including, the earlier of (a) the Initial Principal Payment Date (de scribed below), (b) the commencement of the Controlled Accumulation Period (described be-low) and (c) the commencement of the Early Am-ortization Period. During the Revolving Period, Principal Collections otherwise allocable to the Certificateholders (other than any Reallo-cated Principal Collections applied to make in-terest distributions) will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Certifi-cate or applied as Shared Principal Collections and paid to holders of certificates of other series, as described below under "Shared Prin-cipal Collections."

                               The aggregate principal amount of the Series
                                1995-1 Certificates, except as otherwise pro-vided herein, will remain fixed during the Re-volving Period.

Principal Payments

  A. Initial Principal
     Payment Date.......

                               Unless an Early Amortization Event has occurred,
                                principal with respect to the Class A Certifi-cates is expected to be paid on the Class A Scheduled Payment Date, and principal with re-spect to the Class B Certificates is expected to be paid on the Class B Scheduled Payment Date. However, if the Servicer elects not to extend the Initial Principal Payment Date, the revolving Period or the Controlled Accumulation Period, as applicable, will end and principal will be paid to the Class A Certificateholders on the Payment Date and, if necessary, on each Distribution Date thereafter until the earlier of the date on which the Class A Invested Amount has been paid in full or the Series 1995-1 Termination Date, and after the Class A Invested Amount has been paid in full, princi-pal will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full or the Series 1995-1 Termination Date. The "Initial Principal Payment Date" will initially be the December 1997 Distribution Date, but will successively and automatically be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Servicer elects not to so extend; provided that the Initial Principal Payment Date may not be later than the Class A Scheduled Payment Date. See "Description of the Offered Certifi-cates--Extension of Initial Principal Payment Date" herein.

  B. Controlled Accumulation
     Period.............
                               On September 15, 1998, the Servicer will deter-
                                mine the Accumulation Period Length. The "Accu-mulation Period Length" will be one, two, three or four month(s) and will be calculated as the product, rounded upwards to the nearest inte-ger, of (a) four and (b) a fraction, the numer-ator of which is the Invested Amount as of Sep-tember 15, 1998 (after giving effect to all changes therein on such date) and the denomina-tor of which is the sum of such Invested Amount and the in-vested amounts as of September 15, 1998 (after giving effect to all changes therein on such date) of all other outstanding Series whose re-spective revolving periods are not scheduled to end before the last day of the January 1999 Monthly Period. If the Accumulation Period Length is one month, two months, three months or four months, the "Accumulation Period Com-mencement Date" will be the first day of the January 1999 Collection Period, the December 1998 Collection Period, the November 1998 Col-lection Period or the October 1998 Collection Period, respectively. Notwithstanding the fore-going, the Accumulation Period Commencement Date will be October 1, 1998 if, prior to such date, any other outstanding Series has entered into an early amortization period. In addition, if the Accumulation Period Length has been de-termined to be less than four months and, thereafter, any outstanding Series enters into an early amortization period, the Accumulation Period Commencement Date will be the earlier of
                                (i) the date that such outstanding Series en-tered into its early amortization period and
                                (ii) the Accumulation Period Commencement Date as previously determined.

                                The Controlled Accumulation Period will end on the earliest of (i) the commencement of the Early Amortization Period, (ii) the Initial Principal Payment Date, (iii) payment of the Investor Interest in full and (iv) the Series 1995-1 Termination Date.

                               On each business day during the Controlled Accu-
                                mulation Period, prior to the payment of the Class A Invested Amount in full, the Servicer will deposit into an account established for the Certificateholders (the "Principal Ac-count") an amount equal to the lesser of (a) Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Inter-ests plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, and (b) the amount, if any, by which (i) the sum of the Controlled Accumu-lation Amount for such Monthly Period plus the Accumulation Shortfall (described below), if any (such sum being referred to as the "Con-trolled Deposit Amount" for the related Monthly Period) exceeds (ii) the amount in the princi-pal account for the account of the Class A Certificateholders.

                               On each business day during the Controlled Accu-
                                mulation Period, following the payment (or de-posit in the Principal Account) of the Class A Invested Amount in full but prior to the pay-ment (or deposit in the Principal Account) of the Class B Invested Amount in full, an amount equal to the lesser of (a) Principal Collec-tions allocable to the Class B and Class C Certificateholders' Interests plus Shared Prin-cipal Collections, if any, from other Series allocable to the Class B and Class C

                                Certificates, plus certain other amounts com-prising Class B and Class C Principal, and (b) the amount, if any, by which (i) the Controlled Deposit Amount for the related Monthly Period exceeds (ii) the amount in the Principal Ac-count for the account of the Class B Certificateholders, will be deposited daily in the Principal Account.

                               On any business day when the amount on deposit
                                in the Principal Account equals or exceeds the Controlled Deposit Amount for the related Dis-tribution Date, the balance of all such funds remaining on deposit in the Collection Account will be treated as Shared Principal Collections and may be used to make payments on other Se-ries or classes of such Series that may be ac-cumulating principal or amortizing.

                               If, for any Monthly Period, the amount deposited
                                in the Principal Account is less than the Con-trolled Deposit Amount, the amount of such de-ficiency will be the "Accumulation Shortfall" for the succeeding Monthly Period.

                               All funds on deposit in the Principal Account
                                will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of in-vestment losses and expenses) on funds on de-posit in the Principal Account (the "Principal Investment Proceeds") during the Controlled Ac-cumulation Period will be treated as Available Series Interest Collections. Amounts, if any, in the Principal Account may be expected to earn interest at a rate that is less than the "Base Rate," which is equal to the sum of the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Class C Certificate Rate plus 2%. The differ-ence between the amount of interest actually earned on investments in the Principal Account on any day and the amount of interest that would have been earned on such investments at the Base Rate is the "Principal Funding Invest-ment Shortfall" for such day. On each business day, the Servicer will apply an amount equal to the lesser of (i) the Series Allocation Per-centage of the Interest Collections allocable to the Transferor Interest ("Transferor Inter-est Collections") on such business day and (ii) the Principal Funding Investment Shortfall plus the Negative Carry Amount (described below un-der "Excess Funding Account"), if any, for such business day, in the manner specified for ap-plication of Available Series Interest Collec-tions.

                               Funds on deposit in the Principal Account will
                                be available to pay the Class A
                                Certificateholders the Class A Invested Amount on the Class A Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Account is insufficient to pay the Class A Invested Amount on the Class A Scheduled Payment Date, the Early Amortization Period will commence as described below. Al-though it is anticipated that during the Con-trolled Accumulation Period prior to the payment of the Class A Invested Amount in full, funds will be deposited in the Principal Account in an amount equal to the ap-plicable Controlled Deposit Amount for each Monthly Period and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Risk Factors--Certificate Rating" and "Maturity Considerations."

                               On the Class B Scheduled Payment Date, provided
                                that the Class A Invested Amount is paid in full on the Class A Scheduled Payment Date and the Early Amortization Period has not com-menced, Principal Collections will be paid to the Class B Certificateholders in respect of the Class B Invested Amount as described here-in. If the Principal Collections are insuffi-cient to pay the Class B Invested Amount in full on the Class B Scheduled Payment Date, the Early Amortization Period will commence as de-scribed below. Although it is anticipated that scheduled principal will be available for dis-tribution to the Class B Certificateholders on the Class B Scheduled Payment Date, no assur-ance can be given in that regard. See "Risk Factors--Certificate Rating" and "Maturity Con-siderations."

                               If a Pay Out Event occurs during the Controlled
                                Accumulation Period, the Early Amortization Pe-riod will commence and any amounts on deposit in the Principal Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Early Amortization Period.

                               Other Series issued by the Trust may or have ei-
                                ther an accumulation period or an amortization period. Such periods may have different lengths and begin on different dates than the Con-trolled Accumulation Period described herein. Thus, certain Series may be in their revolving periods while others are in their amortization or accumulation periods. In addition, other Se-ries may allocate Principal Collections based upon different investor percentages. No Supple-ment with respect to any such Series, however, may change the terms of the Series 1995-1 Cer-tificates or the terms of the Pooling and Ser-vicing Agreement as it relates to the Offered Certificates. See "Description of the Offered Certificates--Exchanges" for a discussion of the potential terms of other Series.

  C. Early Amortization        If a Pay Out Event occurs, either during the Re-
 Period.................        volving Period or the Controlled Accumulation
                                Period, the Early Amortization Period will be-gin. During the Early Amortization Period,
                                Principal Collections allocable to the respec-tive Certificateholders' Interest (other than an interest represented by any class of in-vestor certificates which is retained by the Transferor (a "Transferor Retained Class")) and certain other amounts (including Shared Princi-pal Collections from any other Series and funds on deposit in the Excess
                                Funding Account, if any) will no longer be re-invested in the Trust or otherwise used to maintain the Certificateholders' Interest, but instead will be distributed as principal pay-ments monthly on each Distribution Date begin-ning with the first Distribution Date following the Monthly Period in which a Pay Out Event oc-curs or is deemed to have occurred. Principal payments would be made first to the Class A
                                Certificateholders until the Class A Invested
                                Amount has been paid in full, and then to the Class B Certificateholders until the Class B
                                Invested Amount has been paid in full, and then to the Class C Certificateholders until the Class C Invested Amount has been paid in full, and then to the Class D Certificateholders un-til the Class D Invested Amount has been paid in full. See "Description of the Offered Cer-tificates--Pay Out Events."

Allocation of Trust Assets...
                               The Trust's assets will be allocated among the
                                Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest, the Class D Certificateholders' Interest, the interest of the certificateholders of any other Series is-sued pursuant to the Pooling and Servicing Agreement and applicable Supplements, and the Transferor Interest. The interest of the certificateholders of any class of any Series in the assets of the Trust will be limited to the certificateholders' interest for such class and Series, and such certificateholders will not have any recourse against any assets of the Trust other than those allocated to such certificateholders' interest pursuant to the Pooling and Servicing Agreement and any appli-cable Supplement. The Transferor Interest will represent the right to the assets of the Trust not allocated to the Series 1995-1 Certificateholders' interest or the interest of the holders of certificates of any future Se-ries pursuant to the Pooling and Servicing Agreement and applicable Supplements. The prin-cipal amount of the Transferor Interest will fluctuate as the amount of Receivables in the Trust, the invested amount of each Series, and the amounts, if any, on deposit in the Excess Funding Account change from time to time. See "Description of the Offered Certificates--Gen-eral" and "--Excess Funding Account."

                               The Class A Certificateholders' Interest, the
                                Class B Certificateholders' Interest, the Class C Certificateholders' Interest, and the Class D Certificateholders' Interest will each include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying per-centages of Interest Collections and Principal Collections during each Monthly Period. Inter-est Collections and the amount of Defaulted Re-ceivables will be allocated on each business day, and Principal Collections will be allo-cated on each business day during the Revolving Period, to the Class A Certificateholders' In-terest, the Class B Certificateholders' In terest, the Class C Certificateholders' Inter-est, and the Class D Certificateholders' Inter-est based on the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Class C Floating Allocation Percentage, and the Class D Floating Allocation Percentage, respectively. During the Revolving Period for each Series, all Principal Collec-tions that would otherwise be allocated to the Certificateholders will be allocated on each business day and paid to the Transferor (except for Shared Principal Collections used to make payments to other Series). During the Con-trolled Accumulation Period, until the Class A Scheduled Payment Date, Principal Collections will generally be allocated on each business day to the Class A Certificateholders' Interest based on the ABC Fixed/Floating Allocation Per-centage. On and after the Class A Scheduled Payment Date, Principal Collections will gener-ally be allocated on each business day to the Class B Certificateholders' Interest based on the ABC Fixed/Floating Allocation Percentage. On and after the Class B Scheduled Payment Date, all Principal Collections will generally be allocated on each business day to the Class C Certificateholders' Interest based on the ABC Fixed/ Floating Allocation Percentage. See "De-scription of the Offered Certificates--Alloca-tion Percentages."

Shared Principal
 Collections.................  To the extent that Principal Collections and other amounts that are allocated to the
                                certificateholders' interest of any class of any series (other than any Transferor Retained Class) are not needed to make payments to the certificateholders of such class or required to be deposited in the Principal Account, they may be applied to cover principal payments due to or for the benefit of certificateholders of an-other Series. Any such reallocation will not result in a reduction in the certificate-holders' interest of the Series to which such Principal Collections were initially allocated. As a result, Principal Collections and certain other amounts otherwise allocable to other Se-ries, to the extent such collections are not needed to make payments to the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 1995-1 Certificates, and Principal Collections and certain other amounts otherwise allocable to the Series 1995-1 Certificates, to the ex-tent such collections are not needed to make payments to the Series 1995-1 Certificates, may be applied to cover principal payments due to or for the benefit of the holders of certifi-cates of other Series. See "Description of the Offered Certificates--Application of Collec-tions."

Excess Funding Account.......
                               At any time during which the Transferor Interest
                                is less than the Minimum Transferor Interest, funds (to the extent available therefor as de-scribed herein) otherwise payable to the Trans-feror will be deposited in the Excess Funding Account on each business day until the Transferor Interest is equal to the Minimum Transferor Interest. If for any reason the Transferor Interest (plus any funds on deposit in the Excess Funding Ac-count) is less than the Minimum Transferor In-terest, or if the amount of funds in the Excess Funding Account exceeds certain threshholds for a specified period of time, a Pay Out Event would occur and the Early Amortization Period would begin. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest. No funds will be deposited in the Excess Funding Account, however, if any Series is in an amortization or accumulation period (including any early amortization peri-od), unless the principal account for such Se-ries has been fully funded for such Monthly Pe-riod.

                               Any funds on deposit in the Excess Funding Ac-
                                count at the beginning of the Controlled Accu-mulation Period will be deposited in the Prin-cipal Account. See "Description of the Offered Certificates--Excess Funding Account."

                               Amounts, if any, in the Excess Funding Account
                                may be expected to earn interest at a rate that is less than the Base Rate (described above un-der "Principal Payments--B. Controlled Accumu-lation Period"). The difference between the amount of interest actually earned on invest-ments in the Excess Funding Account on any day and the amount of interest that would have been earned on such investments at the Base Rate is the "Negative Carry Amount" for such day. On each business day, Servicer will apply an amount equal to the lesser of (i) the Trans-feror Interest Collections on such business day and (ii) the Principal Funding Investment Shortfall plus the Negative Carry Amount, if any, for such business day, in the manner spec-ified for application of Available Series In-terest Collections.

Distribution of Available
 Series Interest Collections
 Allocable to
 Certificateholders..........
                               Available Series Interest Collections will be
                                applied on each business day in a Monthly Pe-riod in the following order of priority:

                                  (i) an amount equal to the amount of Class A
                                  Monthly Interest and any overdue Class A
                                  Monthly Interest not previously deposited in the Interest Funding Account for such Monthly Period and interest on any overdue interest amounts will be deposited in the Interest Funding Account;

                                  (ii) an amount equal to the amount of Class
                                  B Monthly Interest and any overdue Class B
                                  Monthly Interest not previously deposited in the Interest Funding Account for such Monthly Period and interest on any overdue interest amounts will be deposited in the Interest Funding Account;

                                  (iii) an amount equal to the amount of Class
                                  C Monthly Interest and any overdue Class C
                                  Monthly Interest not previously deposited in the Interest Funding Account for such Monthly Period and interest on any overdue interest amounts will be deposited in the Interest Funding Account;

                                  (iv) if Green Tree or an affiliate of Green
                                  Tree is not the Servicer, an amount equal to the Monthly Servicing Fee plus any Monthly Servicing Fee that was due but not paid on any prior business day will be paid to the Servicer;

                                  (v) an amount equal to the ABC Investor
                                  Default Amount on such business day and, to the extent not previously paid, the ABC Investor Default Amount for each prior business day in such Monthly Period will be
                                  (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Controlled Accumulation Period, deposited in the Principal Account (up to the Controlled Deposit Amount) or (c) during any Early Amortization Period, deposited in the Principal Account;

                                  (vi) an amount equal to the Class D Investor
                                  Default Amount on such business day and, to the extent not previously paid, the Class D Investor Default Amount for each prior business day in such Monthly Period will be
                                  (a) during the Revolving Period and the
                                  Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount, paid to the Transferor in order to maintain the Class D Invested Amount, (b) during the Controlled Accumulation Period following the payment in full of the Class C Invested Amount, paid to Class D Certificateholders up to the Class D Invested Amount;

                                  (vii) an amount equal to unreimbursed Class
                                  A Investor Charge-Offs on such business day will be (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Controlled Accumulation Period, on or prior to the Class B Scheduled Payment Date, deposited in the Principal Account (up to the Controlled Deposit Amount), or (c) during any Early Amortization Period, deposited in the Principal Account;

                                 (viii) an amount equal to the accrued and un-paid interest on the outstanding aggregate principal amount of the Class B Certificates not previously paid to the Class B Certificateholders for such Monthly Period will be deposited in the Interest Funding Ac-count;

                                 (ix) an amount equal to the accrued and un-paid interest on the outstanding aggregate principal amount of the Class C Certificates not previously deposited in the Interest Funding Account for such Monthly Period will be deposited in the Interest Funding Account;

                                 (x) an amount equal to unreimbursed Class B
                                 Investor Charge-Offs on such business day will be (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Controlled Accumulation Period, on or prior to the Class B Scheduled Payment Date, deposited in the Principal Account (up to the Controlled Deposit Amount) for the Class A Certificateholders, (c) during the Controlled Accumulation Period, on and after the Class B Scheduled Payment Date, deposited in the Principal Account (up to the Con-trolled Deposit Amount) for the Class B Certificateholders, or (d) during any Early Amortization Period, deposited in the Princi-pal Account;

                                 (xi) an amount equal to unreimbursed Class C
                                 Investor Charge-Offs on such business day will be (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Controlled Accumulation Period, on or prior to the Class B Principal Commence-ment Date, deposited in the Principal Account (up to the Controlled Deposit Amount) for the Class A Certificateholders, (c) during the Controlled Accumulation Period, prior to the Class C Principal Payment Commencement Date, paid to the Class B Certificateholders up to the Class B Invested Amount for the Class B Certificateholders, or (d) during any Early Amortization Period, deposited in the Princi-pal Account;

                                 (xii) an amount equal to unreimbursed Class D Investor Charge-Offs on such business day will be (a) during the Revolving Period and during the Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount, paid to the Transferor in order to maintain the Class D Invested Amount and (b) during the Controlled Accumulation Period following the payment in full of the Class C Invested Amount, paid to the Class D Certificateholders;

                                 (xiii) if Green Tree or an affiliate of Green Tree is the Servicer, an amount equal to the Monthly Servicing Fee plus any Monthly Ser-vicing Fee that was due but not paid on any prior business day will be paid to the Servicer; and

                                 (xiv) the remainder will be treated as Excess Interest Collections. See "Description of the Offered Certificates--Application of Collec-tions."

Sharing of Excess Interest     Interest Collections on any business day in ex-
 Collections.................   cess of the amounts necessary to make required
                                payments on such business day will be applied to cover any shortfalls with respect to amounts payable from Interest Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such other Series. Any Excess
                                Interest Collections remaining after covering shortfalls with respect to all outstanding Se-ries will be paid to the Transferor.

Investor Default Amount;
 Investor Charge-Offs........

                               A portion of all Defaulted Receivables (the "In-
                                vestor Default Amount") will be allocated to the Certificateholders in an amount equal to the product of the Floating Allocation Percent-age applicable during the related Monthly Pe-riod and the principal amount of Defaulted Re-ceivables for such Monthly Period. Available Series Interest Collections will be applied to the payment thereof as described in clauses (v) and (vi) of "Distribution of Available Series Interest Collections Allocable to Certificateholders" above. If such application is not sufficient to cover the entire Investor Default Amount, then the amount of Excess In-terest Collections, to the extent applied to the payment thereof as described in "Sharing of Excess Interest Collections" above and any Re-allocated Principal Collections applied with respect thereto, as described under "Descrip-tion of the Offered Certificates--Reallocated Principal Collections," will be applied to cover any remaining Investor Default Amount. If such amounts are not sufficient to cover such remaining Investor Default Amount, then the Class D Invested Amount will be reduced by the remaining aggregate Investor Default Amount (a "Class D Investor Charge-Off") for such Monthly Period to avoid a charge-off with respect to the Class A Certificates, the Class B Certifi-cates or the Class C Certificates.

                               The Class D Invested Amount will thereafter be
                                increased (but not in excess of the unpaid principal balance of the Class D Certificates) on any business day by the amount of Available Series Interest Collections allocated and available for such purpose as described in clause (xii) of "Distribution of Available Se-ries Interest Collections Allocable to Certifi-cateholders." If the Class D Invested Amount is reduced to zero, a portion of the Class C In-vested Amount equal to the amount by which such insufficiency would have caused the Class D In-vested Amount to be reduced below zero (but not in excess of the remaining aggregate Investor Default Amount for such Monthly Period) will be deducted from the Class C Invested Amount (a "Class C Investor Charge-Off") to avoid a charge-off with respect to the Class A Certifi-cates or the Class B Certificates. If and for so long as the Class D Invested Amount is re-duced to zero, the Class C Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                               The Class C Invested Amount will thereafter be
                                increased (but not in excess of the unpaid principal balance of the Class C Certificates) on any business day by the amount of Available Series Interest Collections allocated and available for that purpose as described in clause (xi) of "Distribution of Available Se-ries Interest Collections Allocable to Certificateholders." If the Class C Invested Amount is reduced to zero, a portion of the Class B Invested Amount equal to the amount by which such insufficiency would have caused the Class C Invested Amount to be reduced below zero (but not in excess of the remaining aggre-gate Investor Default Amount for such Monthly Period) will be deducted from the Class B In-vested Amount (a "Class B Investor Charge-Off") to avoid a charge-off with respect to the Class A Certificates. If and for so long as the Class C Invested Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                               The Class B Invested Amount will thereafter be
                                increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any business day by the amount of Available Series Interest Collections allocated and available for that purpose as described in clause (x) of "Distribution of Available Series Interest Collections Allocable to Certificateholders." If the Class B Invested Amount is reduced to zero, a portion of the Class A Invested Amount equal to the amount by which such insufficiency would have caused the Class B Invested Amount to be reduced below zero (but not in excess of the remaining aggre-gate Investor Default Amount for such Monthly Period) will be deducted from the Class A In-vested Amount (a "Class A Investor Charge-Off"). If and for so long as the Class B In-vested Amount and the Class C Invested Amount are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                               The Class A Invested Amount will thereafter be
                                increased (but not in excess of the unpaid principal balance of the Class A Certificates) on any business day by the amount of Available Series Interest Collections allocated and available for that purpose as described in clause (vii) of "Distribution of Available Se-ries Interest Collections Allocable to Certificateholders." See "Description of the Offered Certificates--Investor Charge-Offs."

Subordination of the Class B
 Certificates, the Class C
 Certificates and the Class
 D Certificates..............
                               The Class B Certificates will be subordinated to
                                fund payments of principal and interest on the Class A Certificates. The Class C Certificates will be subordinated to fund payments of prin-cipal and interest on the Class A Certificates and the Class B Certificates. The Class D Cer-tificates will be subordinated to fund payments of principal and interest on the Class A Cer-tificates, the Class B Certificates and the Class C Certificates. See "Description of the Offered Certificates--Subordination of the Class B Certificates," "--Reallocation of Cash Flows" and "--Reallocated Principal Collec-tions" herein. The Class B In-vested Amount, the Class C Invested Amount, and the Class D Invested Amount will be subordi-nated as described herein to the extent neces-sary to fund certain payments with respect to each Class of Certificates with an earlier al-phabetical designation as described herein. If at the end of any Monthly Period there is a positive Class A Required Amount, Class B Re-quired Amount or Class C Required Amount, then, commencing on the first business day of the following Monthly Period, certain Principal Collections for such business day will be used to fund first the Class A Required Amount, sec-ond the Class B Required Amount and third the Class C Required Amount, as more fully de-scribed herein in "Description of the Offered Certificates--Reallocated Principal Collec-tions." To the extent the Class B Invested Amount, the Class C Invested Amount or the Class D Invested Amount is reduced, the per-centage of Interest Collections allocated to the Class B Certificateholders, the Class C Certificateholders, or the Class D Certificateholders, as applicable, in subse-quent Monthly Periods will be reduced. More-over, to the extent the amount of such reduc-tion in the Class B Invested Amount, the Class C Invested Amount, or the Class D Invested Amount is not reimbursed, the amount of princi-pal distributable to the Class B Certificateholders, the Class C Certificateholders, or the Class D Certificateholders, as applicable, from the Collection Account will be reduced. Principal payments with respect to the Class B Certifi-cates will not be made until the final payment of the Class A Invested Amount has been made to the Class A Certificateholders. Principal pay-ments with respect to the Class C Certificates will not be made until the final payment of the Class A Invested Amount has been made to the Class A Certificateholders and the final pay-ment of the Class B Invested Amount has been made to the Class B Certificateholders. Princi-pal payments with respect to the Class D Cer-tificates will not be made until the final pay-ment of the Class A Invested Amount has been made to the Class A Certificateholders, the fi-nal payment of the Class B Invested Amount has been made to the Class B Certificateholder and the final payment of the Class C Invested Amount has been made to the Class C Certifi-cateholders. See "Description of the Offered Certificates--Subordination of the Class B Cer-tificates," "--Reallocation of Cash Flows" and "--Reallocated Principal Collections."

Servicing Compensation.......  The Servicer will receive a monthly servicing fee and certain other amounts as described herein as servicing compensation from the Trust. See "Description of the Certificates-- Servicing Compensation and Payment of Ex-penses." In certain circumstances, the Servicer will be permitted to use for its own benefit and not segregate collections on the Receiv-ables received by it during each Monthly Period until no later than the business day prior to the related Distribu-tion Date. See "Description of the Certifi-cates--Application of Collections."

Companion Series.............  On or prior to the commencement of the Con-
                                trolled Accumulation Period or the Early Amor-tization Period, the Series 1995-1 Certificates may be paired with one or more other Series (each a "Companion Series"). Each Companion Se-ries either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Com-panion Series, funded primarily from the pro-ceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the bene-fit of Series 1995-1 Certificateholders. As principal is paid with respect to the Series 1995-1 Certificates, either (i) in the case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be re-leased (which funds will be distributed to the Transferor) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be dis-tributed to the Transferor) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to the corresponding amount. See "Description of the Certificates-- Companion Series."

Optional Repurchase..........  The Invested Amount of the Class A Certificates,
                                the Class B Certificates and the Class C Cer-tificates will be subject to optional repur-chase by the Transferor on any Distribution Date after the Invested Amount of the Class A Certificates, the Class B Certificates and the Class C Certificates is reduced to an amount less than or equal to 10% of the initial In-vested Amount of the Class A Certificates, the Class B Certificates and the Class C Certifi-cates, respectively, if certain conditions set forth in the Pooling and Servicing Agreement are met. The repurchase price will be equal to the Invested Amount plus accrued and unpaid in-terest on the Class A Certificates, the Class B Certificates and the Class C Certificates through the day preceding the Distribution Date on which the repurchase occurs. See "Descrip-tion of the Offered Certificates--Final Payment of Principal; Termination."

Tax Status...................
                               In the opinion of counsel to Green Tree and the
                                Transferor, the Class A Certificates and the
                                Class B Certificates will be characterized as debt and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for federal income tax purposes under existing law. Under the Pooling and Servicing Agreement, the Transferor, the Servicer, the Class A Certificateholders and the Class B Certificateholders will agree to treat the Class A Certificates and the Class B Cer-tificates as debt for federal, state, and other tax purposes. See "Certain Federal Income Tax Consequences" for additional information con-cerning the application of federal income tax laws.

ERISA Considerations.........  Under regulations issued by the U.S. Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding an interest in the Certificates if certain conditions are met, including that in-terests in each Class of the Certificates be held by at least 100 persons independent of the Transferor and each other upon completion of the public offering being made hereby. The Un-derwriters expect, although no assurance can be given, that the Class A Certificates will be held by at least 100 such persons, and the Transferor anticipates that the other condi-tions of the "publicly offered security" excep-tion contained in the regulations will be met with respect to the Class A Certificates. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Certificates. The Underwriter of the Class B Certificates expects that the Class B Certificates will not be held by at least 100 persons. Consequently, the pub-licly offered security exception contained in the regulations will not be met with respect to the Class B Certificates. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing ex-emptions from the "prohibited transaction" rules of the Employee Retirement Income Secu-rity Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") would apply to all transactions involv-ing the Trust's assets. Accordingly, employee benefit plans contemplating purchasing the Of-fered Certificates should consult their counsel before making a purchase. See "Employee Benefit Plan Considerations."

Offered Certificate Ratings..
                               It is a condition to the issuance of the Class A
                                Certificates that they be rated "AAA" or its equivalent by at least one nationally recog-nized rating agency (the rating agency or agen-cies selected by the Transferor to rate any Se-ries, is hereafter referred to as the "Rating Agency."

                               It is a condition to the issuance of the Class B
                                Certificates that they be rated at least
                                "          " or its equivalent by the Rating
                                Agency.

                               A rating is not a recommendation to buy, sell or
                                hold securities and may be subject to revision or withdrawal at any time by the assigning Rat-ing Agency. Each rating should be evaluated in-dependently of any other rating. See "Risk Fac-tors--Certificate Rating."

Listing......................  Application will be made to list the Offered
                                Certificates on the Luxembourg Stock Exchange.

                                  RISK FACTORS

  Prospective investors in the Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

LIMITED EXPERIENCE

  Green Tree began originating and servicing revolving credit arrangements in February 1994, and thus has limited underwriting and servicing experience, and very limited delinquency, default and loss experience, with respect to such accounts. Green Tree's substantial experience in underwriting and servicing retail installment sales contracts is not necessarily indicative that satisfactory results will be experienced on Accounts and the Receivables generated in Accounts. See "Green Tree Financial Corporation and its Commercial Finance Division."

ADDITION OF TRUST ASSETS; ADDITIONAL PRODUCT TYPES

  The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts with dealers originated by Green Tree under criteria different from those which were applied to the Dealers on the Accounts designated on the Cut-off Date or to the dealers on previously designated Additional Accounts, because such accounts were originated at a different date. Such Accounts may also provide financing for products of types different from those included in the Trust on the Closing Date. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that new product types that may secure the Receivables in new Accounts will provide security that is as favorable as that provided by manufactured homes or other additional product types. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates-- Addition of Accounts."

MASTER TRUST CONSIDERATIONS; POSSIBLE EFFECTS OF NEW SERIES ON PREVIOUSLY ISSUED SERIES

  In addition to the Certificates, the Trust, as a master trust, is expected to issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Supplement to the Pooling and Servicing Agreement, the provision of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allotting collections, provisions creating security or credit enhancement, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or another Series to such Series (if the Supplement for such other Series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Offered Certificates--Exchanges." In addition, the provisions of any Supplement may give the holders of the certificates issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the Certificateholders of the 1995-1 Series or the certificateholders of any other Series. Similar rights may also be given to the provider of any credit enhancement for any Series. It is a condition precedent to issuance of any additional Series that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse impact on the timing and amount of payments received by a Certificateholder or the value of Certificates even if there is no change in the rating of any outstanding Series. See "Description of the Offered Certificates--Exchanges."

TRANSFER OF THE RECEIVABLES; INSOLVENCY RISK CONSIDERATIONS

  Green Tree will warrant to the Transferor in the Purchase Agreement relating to any Series that the sale of the related Receivables by it to the Transferor is a valid sale of such Receivables to the Transferor. Green Tree will take all actions that are required under Minnesota law to perfect the Transferor's ownership interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables." Notwithstanding the foregoing, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree, or Green Tree itself as debtor-in-possession, were to take the position that any sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of Green Tree, then delays in payments to the Transferor (and therefore to the Trust and the Certificateholders) of collections on the Receivables could occur or (should the court rule that such transfers were borrowings rather than sales) reductions in the amount of such payments could result. Green Tree's limited guaranty with respect to the Class C Certificates (which are not being offered hereby) may increase the risk of such recharacterization. If a transfer of Receivables to the Transferor were recharacterized as a pledge, a tax or government lien on the property of Green Tree arising before any Receivables come into existence may have priority over the Transferor's (and therefore the Trust's) interest in such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy." If the transfer of Receivables to the Transferor were respected as a sale, the Receivables would not be part of Green Tree's bankruptcy estate and would not be available to Green Tree's creditors.

  In addition, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree, or Green Tree itself as debtor-in-possession, were to request a bankruptcy court to order that the Transferor be substantively consolidated with Green Tree, delays in and reductions in the amount of distributions on the Certificates could occur.

  Although the Pooling and Servicing Agreement will provide that the Transferor is transferring all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Certificate and the Class D Certificates. The Transferor will represent and warrant in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

  In a recent decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts or chattel paper from a seller to a buyer constitutes a "true sale," the accounts or chattel paper would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Green Tree or the Transferor were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the reasoning of the Octagon case appears to be inconsistent with established precedent and the Uniform Commercial Code. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

  To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Offered Certificates and possible reductions in the amount of those payments could occur. If a bankruptcy trustee or receiver were appointed for the Servicer, and no Servicer Default other than such bankruptcy or receivership or insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a bankruptcy trustee or receiver were appointed for the Transferor, causing a Pay Out Event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement and the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each class of each Series, excluding any class or portion thereof held by the Transferor, and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificates other than the Transferor instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to each Series will first be used to pay amounts due to the Class A Certificateholders, will thereafter be used to pay amounts due to the Class B Certificateholders, will thereafter be used to pay amounts due to the Class C Certificateholders, and will thereafter be used to pay amounts due to the Class D Certificateholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver for the Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

BASIS RISK

  The Receivables will bear interest at a variable rate above a designated index rate. See "Green Tree Financial Corporation and its Commercial Finance Division--Floorplan Payment Terms." The Offered Certificates bear interest at a floating rate based on LIBOR. If there is a decline in such index rate, the amount of Interest Collections on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of Interest Collections with respect to such Series may not be similarly reduced and therefore might not be covered by such Interest Collections. The Servicer has the right to change the Discount Factor to offset any such reduced Interest Collections, but the Discount Factor may in
no event exceed   %. There can be no assurance that any other assets of the
Trust that are intended to be available to cover such shortfalls will be available or sufficient to cover any such shortfalls. The interest rates borne by the Receivables will be limited by the applicable state usury laws.

SOCIAL, ECONOMIC AND OTHER FACTORS; COMPETITION

  Green Tree's ability to generate new Receivables, and the Dealers' ability to pay Receivables owned by the Trust, will depend upon the retail sales of manufactured housing and other products securing such Receivables. The level of retail sales of such products will be affected by a variety of social and economic factors, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions. In addition, Green Tree competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks, who are in the business of providing floorplan financing arrangements to dealers. If, for any reason, Green Tree were unable to or ceased to generate new receivables, a Pay Out Event would occur. See "Payments and Maturity; Reinvestment Risk" below.

LIMITED LIQUIDITY

  The Underwriters currently intend to make a market in the Offered Certificates but are not obligated to do so. There can be no assurance that a secondary market will develop for the Offered Certificates, or, if it does develop, that it will provide the holders of any of the Offered Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of the Offered Certificates.

NON-RECOURSE TO TRANSFEROR, GREEN TREE OR AFFILIATES THEREOF

  No Certificateholder will have recourse for payment of its Certificates to any assets of any of the Transferor (other than the Exchangeable Transferor Certificate and an interest represented by any class of investor certificates which is retained by the Transferor (a "Transferor Retained Class"), in each case to the extent described herein), Green Tree (other than its Limited Guaranty that will benefit the Class C Certificates only), or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Certificates. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and Collections only to the extent of the Certificateholders' Interest and, to the limited extent described herein, the Transferor Interest. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor (other than the Exchangeable Transferor Certificate and any Transferor Retained Class, in each case to the extent described herein), Green Tree or any affiliates thereof to satisfy their claims.

PAYMENTS AND MATURITY; REINVESTMENT RISK

  The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created or that any particular pattern of repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period if, as a result, the Transferor Interest were reduced below the Minimum Transferor Interest or amounts in the Excess Funding Account result in significant Negative Carry Amounts. See "Maturity Considerations" and "Description of the Offered Certificates--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Offered Certificates may be significantly reduced. There can be no assurance in that event that the holders of the Offered Certificates would be able to reinvest any accelerated distributions on account of such Offered Certificates in other suitable investments having a comparable yield.

EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS

  The Class B Certificates will be subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Determination Date if collections of Principal Receivables allocable to the Class B Certificates are reallocated to cover the Class A Required Amount or if the aggregate Investor Default Amount, if any, for the preceding Monthly Period exceeds the aggregate Available Series Interest Collections applied to the payment thereof and is not funded from Excess Interest Collections, Class C Reallocated Principal Collections or Class D Reallocated Principal Collections and is not assessed against the Class C Invested Amount or the Class D Invested Amount. If the Class B Invested Amount suffers such a reduction, Interest Collections allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Offered Certificates-- Allocation Percentages," "-- Reallocated Principal Collections," "--Investor Charge-Offs" and "--Subordination of the Class B Certificates."

NEGATIVE CARRY; DECREASE IN AVAILABLE SERIES INTEREST COLLECTIONS

  If funds are deposited in the Excess Funding Account at any time, such funds will be invested in Permitted Investments and, as a result, would be expected to earn a rate of return lower than the interest rates borne by a comparable amount of Principal Receivables. Accordingly, any deposit of funds in the Excess Funding Account may be expected to reduce the amount of Interest Collections available to the Trust on each business day, until Green Tree is able to generate sufficient Eligible Receivables to permit such funds to be released from the Excess Funding Account.

ABILITY OF SERVICER TO CHANGE PAYMENT TERMS OF THE RECEIVABLES

  The Servicer will have the right, on behalf of the Transferor, to change payment terms (including without limitation the interest rate and repayment terms) and various other terms with respect to the Receivables, subject to the conditions described below. A decrease in the interest rate borne by the Receivables or an increase in interest-free periods without an increase in the Discount Factor would decrease the Portfolio Yield and could result in the occurrence of a Pay Out Event. See "Payments and Maturity; Reinvestment Risk" above. Green Tree will covenant that it will only change the terms relating to the Receivables generally if in its reasonable judgment, no Pay Out Event will occur as a result of the change and the interests of the certificateholders of all outstanding Series will not be materially adversely affected. Except as specified above, there are no restrictions on the ability of the Servicer to change the terms of the Receivables. While the Servicer has no current intention of taking actions which would change the payment or other terms of the Receivables, other than in accordance with its customary and usual procedures, there can be no assurance that changes in the marketplace or prudent business practice might not result in a determination to do so.

  Green Tree will have the right to generate new Receivables with payment terms which are generally longer than the current payment terms on the Receivables. Such a lengthening of the payment period could result in a reduction of the monthly payment rate and consequently a reduction in the Portfolio Yield (if a Discount Factor is in use) unless such Discount Factor is increased accordingly, for any Monthly Period.

CONTROL OF ACTIONS UNDER THE POOLING AND SERVICING AGREEMENT

  Subject to certain exceptions, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding investor certificates of each Series will be required to direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. In determining whether the required percentage of Certificateholders have given their approval or consent, except as otherwise specified, the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders will be treated as a single Series. Accordingly, the Class A Certificateholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class B Certificateholders or the Class C Certificateholders relating to such action. Neither the Class B Certificateholders nor the Class C Certificateholders will have similar power. However, under certain circumstances the consent or approval of a specified percentage of the aggregate invested amount of all Series outstanding or of the invested amount of each class of each Series may be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement in certain circumstances, directing the Servicer not to sell the Receivables upon the occurrence of an Insolvency Event and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. In such instances, it may be difficult for the Certificateholders to achieve the results that they desire.

CERTIFICATE RATING

  It is a condition to issuance of the Class A Certificates that they have an initial rating of "AAA" or its equivalent by at least one nationally recognized rating agency. It is a condition to issuance of the Class B Certificates that
they have an initial rating of "          " or its equivalent by at least one
nationally recognized rating agency. However, any such rating will not address the likelihood that the principal of, or interest on, the Class A Certificates will be paid by the Class A Scheduled Payment Date or that the principal of, or interest on, the Class B Certificates will be paid by the Class B Scheduled Payment Date. It is a condition to issuance of the Class C Certificates that
they be rated "          " or its equivalent by at least one nationally
recognized rating agency. The Class D Certificates initially will not be rated. The ratings will be based primarily on the value of the Receivables and the funds on deposit in the Excess Funding Account, if any (and the manner in which such funds are invested). The ratings are not a recommendation to purchase, hold, or sell the Class A Certificates, the Class B Certificates or the Class C Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that either rating will not be lowered or withdrawn by any Rating Agency if in its judgment circumstances so warrant.

  The Transferor will request a rating of the Offered Certificates by at least one nationally recognized rating agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating with respect to any Class of the Offered Certificates, and, if so, what such rating would be. A rating assigned to any Class of the Offered Certificates by a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.

                                   THE TRUST

  The Trust will be formed, in accordance with the laws of the State of Minnesota, pursuant to the Pooling and Servicing Agreement. The Trust will be formed for the transactions described herein and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation will have no assets or obligations. The Trust will not engage in any business activity, other than as described herein, but rather will only acquire and hold the Receivables (and related assets), issue (or cause to be issued) the Certificates, the Exchangeable Transferor Certificate, and certificates representing additional Series and engage in related activities (including, with respect to any Series, entering into any credit enhancement and credit enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                                 THE TRANSFEROR

  Green Tree Floorplan Funding Corp., a wholly owned subsidiary of Green Tree, was incorporated in Delaware in September 1995. The Transferor was organized for the limited purposes of purchasing receivables from Green Tree and transferring such receivables to third parties, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Transferor are located at 500 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400).

  The Transferor has taken, and will take in connection with the creation of each Series of Certificates, steps intended to ensure that the voluntary or involuntary application for relief by Green Tree under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of Green Tree. These steps include the creation of the Transferor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Transferor's Certificate of Incorporation includes a provision that requires the Transferor to have two directors who qualify under the Certificate of Incorporation as "Independent Directors," meaning a person who is not now, and has never been, a director or officer of, employed by, or the holder of any beneficial economic interest in any Affiliate, and who may at no time hold any beneficial or economic interest in the Transferor. "Affiliate" means any entity other than the Transferor (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of Common Stock of the Transferor, or (ii) of which 10% or more of the outstanding shares of its Common Stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term "control" is defined under the Rules and Regulations of the Securities and Exchange Commission. No assurance can be given, however, that such a consolidation will not occur. See "Risk Factors-- Transfer of the Receivables; Insolvency Risk Considerations."

   GREEN TREE FINANCIAL CORPORATION AND ITS COMMERCIAL FINANCE DIVISION

  Green Tree is a Delaware corporation that, as of June 30, 1995, had stockholders' equity of approximately $844,992,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and provides credit to Dealers for purposes of purchasing inventory from manufacturers. Green Tree is currently the largest servicer of manufactured housing government insured or guaranteed contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. Green Tree conducts its business throughout the United States through 51 manufactured housing offices, 80 home improvement locations and 3 regional wholesale lending centers, as well as centralized operations in St. Paul, Minnesota and Rapid City, South Dakota. Its principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1994, most recent Proxy Statement, and, when available, subsequent quarterly or annual reports are available from Green Tree upon written request. The Certificates do not represent an interest in or obligation of Green Tree, the Transferor or any of their affiliates, and no Certificateholder will have recourse for payment of its Certificates to any assets of any of Green Tree, the Transferor (other than the Exchangeable Transferor Certificate and any Transferor Retained Class, to the extent described herein) or any of their affiliates.

COMMERCIAL FINANCE DIVISION--GENERAL

  The Receivables sold or to be sold to the Transferor have been or will be selected from extensions of credit made by Green Tree's Commercial Finance Division ("CFD") under revolving financing arrangements with (i) retail dealers of certain consumer products to enable such dealers to acquire inventory ("Floorplan Receivables") and (ii) manufacturers and distributors of certain consumer and commercial products to finance their inventory of such products and to finance their accounts receivable arising from sales of such inventory ("Asset-Based Receivables"). The dealers, manufacturers and distributors obligated under the Receivables are collectively referred to herein as "Dealers." The products currently financed by Floorplan Receivables include manufactured homes, recreational vehicles and marine products. The products financed by Asset-Based Receivables are expected to be primarily the same type of products as are then being financed by CFD under Floorplan Receivables, but may include commercial products and other types of consumer products. The types of products financed by CFD may change over time, and the relative proportions of types of products currently financed by CFD is expected to change over time.

FLOORPLAN RECEIVABLES--GENERAL

  The Floorplan Receivables are secured by the products being financed and the Dealer's other inventory, together with personal guaranties in some instances. The amount of the advance is generally equal to 100% of the invoice price of the product. The Floorplan Receivables are generally full recourse obligations of the related Dealer.

FLOORPLAN AGREEMENTS WITH MANUFACTURERS

  Green Tree will provide financing for products for a particular Dealer, in most instances, only if Green Tree has also entered into a floorplanning agreement (the "Floorplan Agreement") with the manufacturer, distributor or other vendor (each a "Manufacturer") of such product. Pursuant to the Floorplan Agreement, the Manufacturer will agree, among other matters, to purchase from Green Tree those products sold by such Manufacturer to a Dealer and financed by Green Tree if Green Tree acquires possession of such products pursuant to repossession, voluntary surrender, or other circumstances. The terms of such repurchase obligations may vary, both by industry and by Manufacturer. In some instances, the Manufacturer will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the Dealer for the product in question whenever Green Tree acquires possession thereof. On occasion, different terms may be negotiated. Such terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the Manufacturer shall apply. Certain Floorplan Agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the Manufacturer, depending upon the condition of the inventory acquired by Green Tree.

FLOORPLAN CREDIT UNDERWRITING PROCESS

  A Dealer requesting the establishment of a credit line with Green Tree is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. CFD attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to such current financial information and historical credit information, CFD will consider the following factors: the reason for the request for the extension of credit; the need for the credit line; the products to be financed and the financial status of the manufacturer of such products, if any, that would enter into a related Floorplan Agreement; and the experience of the Dealer's management. The determination of whether to extend credit and the amount to be extended is based upon a weighing of the above factors.

  Extensions of credit lines in excess of $5,000,000 must be approved at the corporate level of Green Tree. Extensions of credit up to $5,000,000 may be approved by division level credit officers and up to $1,000,000 by a business center vice president. CFD reviews individual Dealer credit limits (i) prior to any increase in such credit limit, (ii) generally every 12 to 18 months and
(iii) upon becoming aware that the Dealer is experiencing financial difficulties or is in default on its obligations under its agreement with Green Tree.

CREATION OF FLOORPLAN RECEIVABLES

  Green Tree's floorplan business is typically documented by an agreement between Green Tree and the dealer which provides for both the extension of credit and a grant of a security interest. Such agreements are generally for an unspecified period of time and create discretionary lines of credit, which Green Tree may terminate at any time in its sole discretion, subject, however, to prevailing standards of commercial reasonableness and good faith. Absent default by the Dealer, the outstanding Floorplan Receivables owed by such Dealer cannot be accelerated, even if the line of credit is terminated. After the effective date of termination, Green Tree is under no obligation to continue to provide additional financing, but the then current outstanding balance will be repayable in accordance with the payment terms of such Dealer's program with Green Tree, as described below.

  Advances made for the purchase of inventory are most commonly arranged in the following manner: the Dealer will contact the manufacturer and place a purchase order for a shipment of inventory. If the manufacturer has been advised that Green Tree is the Dealer's inventory financing source, the manufacturer will contact Green Tree to obtain an approval number with respect to such purchase order. Upon such request, Green Tree will determine whether (i) the manufacturer is in compliance with its Floorplan Agreement, (ii) the Dealer is in compliance with its program with Green Tree and (iii) such purchase order is within the Dealer's credit limit. If so, Green Tree will issue an approval number to the manufacturer. The manufacturer will then ship the inventory and directly submit its invoice for such purchase order to Green Tree for payment. Interest or finance charges normally begin to accrue on the Dealer's accounts as of the invoice date. The proceeds of the loan being made by Green Tree to the Dealer are paid directly to the manufacturer in satisfaction of the invoice price and will normally be funded at that time. In some cases, however, Green Tree will negotiate a delay in funding the advance for a period which in most cases does not exceed 10 days after the date of the invoice. Green Tree and the manufacturer may also agree that Green Tree may discount the invoice price of the inventory ordered by the Dealer. Under this arrangement, the manufacturer will deem itself paid in full upon receipt of such discounted amount. Typically, in exchange for the increased yield created by the discount, Green Tree will agree to provide the manufacturer's Dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the Dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on their accounts.

FLOORPLAN PAYMENT TERMS

  The Dealer is obligated to pay interest or finance charges monthly, but principal repayment with respect to any particular item of inventory financed by Green Tree is due and payable only upon the sale of such item by the Dealer, subject in some cases to an ultimate maturity date. In addition, Green Tree requires Dealers to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments." Even if a unit is subject to curtailment payments, the outstanding balance with respect to such unit will remain fully payable upon the sale of the unit.

  Floorplan receivables generally accrue interest (subject to any "interest free" or "free flooring" periods as described above) at a floating rate based on a generally published prime rate or other index. Green Tree also charges the Dealer a documentation, handling and inspection fee for each unit financed ("DHI Fees"). These fees will be included in the Finance Charge Collections owned by the Trust. Interest and DHI Fees are due and payable on a monthly basis.

FLOORPLAN BILLING PROCEDURES

  At the beginning of each month Green Tree sends to each Dealer a billing statement for the interest, DHI Fees, curtailments, if any, and any other non-principal charges accrued or arising in the prior month. Payment is due in the same month.

FLOORPLAN DEALER MONITORING

  Inventory inspections are performed to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect any funds due. The inventory inspection is one of the key tools utilized by CFD for monitoring inventory financed by Green Tree, and is performed on at least a monthly basis with respect to each Dealer account (and each location within a Dealer account to the extent that a dealer conducts its business in more than one location). If an inspection reveals that the Dealer has sold any inventory without immediate repayment to Green Tree, the inventory is considered "sold and unpaid" ("SAU") and Green Tree demands immediate repayment from the Dealer or initiates other appropriate steps to resolve the SAU. Inspection dates within each month must vary, and unscheduled inspections are performed whenever CFD deems it appropriate. CFD also requires regular rotation of the individuals conducting a Dealer's inspections.

  In addition, Region Managers, within their respective portfolio of Dealers, monitor each Dealer as to their performance and adherence to Green Tree's requirements. This includes a regular review of annual and interim financial statements for trends, payments for sold inventory between inspections, monitoring of Green Tree's on-going perfected security interests in the inventory, existence of proper insurance coverage with respect to such inventory at all times, timely payment of interest, DHI fees and curtailments, proper recording of invoices, the maintenance of the Manufacturer Statements of Origin which are on file with respect to each manufactured home financed, and the requirement that all inventory stays within the repurchase period in effect with respect to each Manufacturer.

REALIZATION ON FLOORPLAN RECEIVABLES

  Upon any default by a Dealer of its obligations to Green Tree under the related financing agreement and expiration of any and all applicable notice and cure periods that may have been agreed to between Green Tree and such Dealer, Green Tree may declare such Dealer's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to realize upon any collateral, subject to prevailing standards of commercial reasonableness and good faith. Upon learning of such a default Green Tree makes contact with the Dealer to determine whether it can develop a workout arrangement with the Dealer to cure all defaults. If disputes with the Dealer exist, such disputes may be submitted to arbitration. If Green Tree determines that such an arrangement to cure a default cannot be successfully implemented, the Dealer's payment obligations are accelerated. Green Tree then attempts to obtain possession of the collateral. If a Manufacturer is obligated to repurchase the collateral under a Floorplan Agreement as described above under "Floorplan Agreements with Manufacturers", the collateral is turned over to the related Manufacturer. Green Tree repossesses, stores and then attempts to sell all other salable collateral in a commercially reasonable manner. See "The Accounts--Loss Experience."

ASSET-BASED RECEIVABLES

  Asset-Based Receivables that may be sold to the Transferor arise from asset based revolving credit facilities provided to certain manufacturers and distributors. These facilities typically involve a revolving line of credit, often for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of such line of credit or a specifically negotiated loan availability amount, subject to the availability of adequate collateral. Interest is typically payable monthly, while principal payments and draws are generally settled weekly or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates. The loan availability amount is determined by multiplying an agreed upon advance rate against the value of certain types of assets. In these facilities, Green Tree will most typically lend against finished inventory and parts in the borrower's possession which are free and clear of other liens and otherwise in compliance with specified standards. Green Tree will also lend against a borrower's eligible accounts receivable. Green Tree's asset-based revolving credit facilities are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset-Based Receivables are generally not supported by any Floorplan Agreement with a Manufacturer, and for that reason generally have significantly lower advance rates than a borrowing agreement supported by a Floorplan Agreement with a Manufacturer.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts selected from Green Tree's portfolio of accounts on the basis of criteria set forth in the Pooling and Servicing Agreement and the Series 1995-1 Series Supplement as applied on the Cut-off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time

Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Green Tree expects to transfer Receivables in Additional Accounts to the Transferor, who will transfer such Receivables to the Trust, as Green Tree's commercial finance business continues to grow. Any Additional Accounts must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to the Pooling and Servicing Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Series, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-off Date plus any Additional Accounts minus any Removed Accounts. Pursuant to the Agreement and the Series 1995-1 Series Supplement, the Transferor will represent and warrant to the Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates-- Representations and Warranties."

ELIGIBLE RECEIVABLES AND ELIGIBLE ACCOUNTS

  The Receivables must arise under an Eligible Account. An "Eligible Account" is defined to mean, as of the relevant Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), an arrangement to provide a revolving extension of credit by Green Tree to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, which extension of credit, as of the date of determination thereof, (a) is in existence and maintained with Green Tree,
(b) is payable in United States dollars, (c) is with a Dealer whose most recent billing address is in the United States or its territories or possessions, (d) has been originated by Green Tree in the ordinary course of its business, (e) in respect of which no amounts have been charged off by Green Tree as uncollectible in its customary and usual manner as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), and (f) is with a Dealer that is not involved in insolvency proceedings. The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  An "Eligible Receivable" is defined as a Receivable (a) that was originated by Green Tree in the ordinary course of business, (b) that has arisen under an Eligible Account, (c) that was created in compliance with all requirements of law applicable thereto and pursuant to a floorplan or asset-based financing agreement that complies with all requirements of law applicable thereto, (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Green Tree or the Transferor in connection with the creation of such Receivable, or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree of the related floorplan or asset-based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (e) as to which, at the time of its creation, the Transferor had and at all times following the transfer of such Receivables to the Trust, the Trust will have, good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement), (f) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer in accordance with its terms (with certain bankruptcy related exceptions), (g) that constitutes "chattel paper," an "account" or a "general intangible" under Article 9 of the Uniform Commercial Code as then in effect in the State of Minnesota, (h) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default, (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein (including any proceeds thereof), (j) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (k) as to which, at the time of transfer of such Receivable to the Trust, Green Tree and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (l) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein and (m) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance products or the accounts receivable arising from the sale of such products.


                               THE ACCOUNTS

GENERAL

  The Receivables have arisen or will arise in the Accounts. The Accounts have been selected from all the accounts that were Eligible Accounts (the "Eligible Portfolio") at the Cut-off Date. In order to be included in the Eligible Portfolio, each Account must be an account established by Green Tree in the ordinary course of business and meet certain other criteria provided in the Pooling and Servicing Agreement. See "The Receivables--Eligible Receivables and Eligible Accounts" and "Description of the Certificates--Representations and Warranties."

  Pursuant to the Pooling and Servicing Agreement, the Transferor, and pursuant to the Purchase Agreement, Green Tree have the right (subject to certain limitations and conditions), and in some circumstances are obligated, to designate from time to time additional Eligible Accounts to be included as Accounts ("Additional Accounts") and convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. Green Tree will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Transferor, which will in turn convey them to the Trust. See "Description of the Certificates--Addition of Accounts."

DESCRIPTION OF THE PORTFOLIO

  The following tables set forth the composition of the Receivables owned by
the Trust, as of November   , 1995, by business line and other criteria.
Because Green Tree expects to designate Additional Accounts from time to time and to transfer Receivables therein to the Transferor and thence to the Trust, the actual composition of the Receivables by business line is expected to change over time. In addition, due to the variability and uncertainty with respect to the rates at which receivables in the portfolio are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.



         COMPOSITION OF RECEIVABLES IN THE TRUST BY BUSINESS LINE [/R]

                             NOVEMBER   , 1995

                           (DOLLARS IN MILLIONS)

                                                PERCENTAGE           PERCENTAGE
                                                    OF       NUMBER  OF NUMBER
                                    RECEIVABLES RECEIVABLES    OF        OF
   BUSINESS LINE                      BALANCE    BALANCES   ACCOUNTS  ACCOUNTS
   -------------                    ----------- ----------- -------- ----------
   Manufactured Housing Floorplan
    Receivables....................  $                  %                   %
   Marine Floorplan Receivables....
   Recreational Vehicle Floorplan
    Receivables....................
   Asset-Based Receivables.........
                                     --------      -----    --------   -----
     Total.........................  $             100.0%              100.0%
                                     ========      =====    ========   =====

        COMPOSITION OF RECEIVABLES IN THE TRUST BY ACCOUNT BALANCE

                          AS OF NOVEMBER   , 1995

                                    RECEIVABLES PERCENTAGE           PERCENTAGE
                                      BALANCE       OF       NUMBER  OF NUMBER
                                    (DOLLARS IN RECEIVABLES    OF        OF
   ACCOUNT BALANCE RANGE             MILLION)    BALANCES   ACCOUNTS  ACCOUNTS
   ---------------------            ----------- ----------- -------- ----------
   $1 to $999,999.99                 $                  %                   %
   $1,000,000 to $2,499,999.99
   $2,500,000 to $4,999,999.99
   $5,000,000 to $9,499,999.99
   Over $10,000,000.00
                                     --------      -----    -------    -----
     Total.........................  $             100.0%              100.0%
                                     ========      =====    =======    =====

            GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN THE TRUST

                          AS OF NOVEMBER   , 1995

                           (DOLLARS IN MILLIONS)

                                           PERCENTAGE OF           PERCENTAGE OF
                               RECEIVABLES  RECEIVABLES  NUMBER OF   NUMBER OF
   DEALER LOCATION               BALANCE     BALANCES    ACCOUNTS    ACCOUNTS
   ---------------             ----------- ------------- --------- -------------
                                $                  %                       %
   Other States(1)............
                                --------        ---       ------        ---
     Total....................  $               100%                    100%
                                ========        ===       ======        ===

--------

(1) The percentage of the Receivables Balance represented by Receivables in each state not specifically listed is less than 3% of the Receivables balance.

YIELD INFORMATION

  The Receivables bear interest in their accrual periods at rates generally equal to an index rate selected in the related financing agreement plus a margin. Certain Receivables do not bear interest for a specified period after their origination. During the first nine months of 1995, the receivables in
Green Tree's portfolio had a yield of     % per annum. The Trust's yield on its
Receivables will be affected by the interest rates borne by Receivables, the Discount Factor, if any, and the rate at which the Receivables balances are paid.

MAJOR CUSTOMERS; MAJOR MANUFACTURERS

  At November   , 1995 no one Dealer accounted for more than   % of the
aggregate balance of the Receivables in the Trust. At November   , 1995 no one
Manufacturer was obligated under Floorplan Agreements relating to Receivables
aggregating more than   % of the aggregate Receivables balance. At September
30, 1995, Fleetwood Enterprises was obligated under its Floorplan Agreement with Green Tree with respect to receivables aggregating 16.65% of Green Tree's entire portfolio. No prediction can be made as to what percentage of the Receivables in the future may be obligations of a single Dealer or be related to a single Manufacturer under its Floorplan Agreement, but such percentages are subject to overconcentration amounts. See "Description of the Offered Certificates--The Overconcentration Amounts."

DELINQUENCY EXPERIENCE

  The following table sets forth the delinquency experience as of the dates indicated for Green Tree's entire portfolio. Because Green Tree's portfolio has grown rapidly in the past year, and Green Tree expects to create a substantial number of Additional Accounts that will be transferred to the Trust in the future, the actual delinquency experience with respect to the Eligible Accounts may be different. There can be no assurance that the delinquency experience for the Receivables in the future will be similar to the experience shown below.

                DELINQUENCY EXPERIENCE FOR TOTAL PORTFOLIO

                            RECEIVABLE BALANCES

                          (DOLLARS IN THOUSANDS)

                                          JUNE    DECEMBER   JUNE     SEPTEMBER
                                          1994      1994      1995      1995
                                         -------  --------  --------  ---------
Aggregate Principal Balance............. $22,284  $166,507  $421,464  $469,562
30+ Delinquencies
  Curtailments..........................      $0       $24       $46      $479
  Finance Charges.......................      $0       $23      $322      $415
                                         -------  --------  --------  --------
    Total...............................      $0       $47      $368      $894
                                         =======  ========  ========  ========
                                           0.000%    0.028%    0.087%    0.190%
                                         =======  ========  ========  ========
SAU/NSF(1)..............................     n/a       n/a       n/a      $188
                                         =======  ========  ========  ========
                                             n/a       n/a       n/a     0.040%

--------

(1) A "SAU/NSF" Account is one that is deemed delinquent when (i) there is an unpaid receivable balance as to which the related product has been sold and such receivable balance not paid by the related Dealer or (ii) a payoff check from the related Dealer has been returned because of insufficient funds.

LOSS EXPERIENCE

  The following table sets forth Green Tree's average principal receivables balance and loss experience for each of the periods shown with respect to its portfolio. Because Green Tree's portfolio has grown rapidly in the past year, and Green Tree expects to create a substantial number of Additional Accounts that will be transferred to the Trust in the future, actual loss experience with respect to the Eligible Accounts may be different. Since a substantial number of receivables from which the Receivables will be taken were only recently originated, it may be expected that such receivables have not yet exhibited a loss experience that is representative of the losses that may be experienced over a longer period of time. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the portfolio. The historical experience set forth below includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described above under "Green Tree Financial Corporation and its Commercial Finance Division--Floorplan Agreements with Manufacturers". If manufacturers are not able to perform such obligations in the future, the loss experience in respect of the portfolio and the Receivables may be adversely affected.

                     LOSS EXPERIENCE FOR THE PORTFOLIO [/R]

                                                        FOR THE PERIOD ENDED
                                                     --------------------------
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1994         1995
                                                     ------------ -------------
Average Principal Receivables Balance(1)............ $36,221,024  $346,920,556
Gross Losses........................................           0        24,095
Net Losses(2).......................................           0        24,095
Net Losses as a percentage of Average Principal
 Receivables Balance................................                      .007%

--------

(1) Average Principal Receivables Balance is the average daily principal balances for the eleven months ended December 31, 1994 and the nine months ended September 30, 1995, respectively.

(2) Net losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to recoveries from the products.

AGING EXPERIENCE

  The following table provides the age distribution of inventory for all dealers in the portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire portfolio, actual age distribution with respect to the Eligible Accounts may be different.

                   AGE DISTRIBUTION FOR THE PORTFOLIO(1)

                          (DOLLARS IN THOUSANDS)

                            RECEIVABLES BALANCE    PERCENTAGE OF RECEIVABLES BALANCE
                         ------------------------- --------------------------------------
                         NOVEMBER   , NOVEMBER   ,   NOVEMBER   ,          NOVEMBER   ,
                             1995         1994           1995                  1994
                         ------------ ------------ ----------------      ----------------
Days                        $            $                            %                     %
  1-30..................
  31-60.................
  61-90.................
  91-120................
  121-180...............
  181-270...............
  Over 270..............
                            ------       ------       ----------------      ----------------
    Total...............    $            $                       100.0%                100.0%
                            ======       ======       ================      ================

--------

(1) Excludes Asset-Based Receivables. Age distribution is not available prior
    to                .

                            MATURITY CONSIDERATIONS

  The Pooling and Servicing Agreement provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event that results in the commencement of the Early Amortization Period. The Pooling and Servicing Agreement also provides that Class B Certificateholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event that results in the commencement of the Early Amortization Period (in either case, only after the Class A Invested Amount has been paid in full). The Class B Certificateholders will not receive any payments of principal until the final principal payment on the Class A Certificates has been made.

  Controlled Accumulation Period. On each business day during the Controlled Accumulation Period, prior to the payment (or deposit in the Principal Account) of the Class A Invested Amount in full, an amount equal to the lesser of (a) Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, and
(b) the amount, if any, by which (i) the sum of the Controlled Accumulation Amount for such Monthly Period plus the Accumulated Shortfall, if any (such sum being referred to as the "Controlled Deposit Amount" for the related Monthly Period) exceeds (ii) the amount in the Principal Account for the account of the Class A, Class B and Class C Certificateholders, will be deposited daily in the Principal Account.

  On each business day during the Controlled Accumulation Period, following the payment (or deposit in the Principal Account) of the Class A Invested Amount in full but prior to the payment (or deposit in the Principal Account) of the Class B Invested Amount in full, an amount equal to the lesser of (a) Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, and (b) the amount, if any, by which (i) the Controlled Deposit Amount for the related Monthly Period exceeds (ii) the amount in the Principal Account for the account of the Class B Certificateholders, will be deposited daily in the Principal Account.

  Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Invested Amount in full, funds will be deposited in the Principal Account in an amount equal to the applicable Controlled Deposit Amount for each Monthly Period and that the Class A Invested Amount will be available for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date, and that the Class B Invested Amount will be available for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in that regard.

  Pay Out Event. If a Pay Out Event occurs, the Early Amortization Period will commence and any amounts on deposit in the Principal Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full on the Class A Scheduled Payment Date, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, until the earlier of the date on which the Class A Invested Amount has been paid in full and the Series 1995-1 Termination Date. After the Class A Invested Amount has been paid in full and if the Series 1995-1 Termination Date has not occurred, Principal Collections allocable to the Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class B and Class C Principal, will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Series 1995-1 Termination Date. Thereafter, on and after the Class C Principal Payment Commencement Date, the Class C Certificateholders will be entitled to receive monthly payments of principal, until the Class C Invested Amount is paid in full or until the Series 1995-1 Termination Date.

  A "Pay Out Event" occurs, either automatically or after specified notice, upon


    (i) failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

    (ii) failure on the part of the Transferor, the Servicer or Green Tree, as applicable, to make certain payments or transfers of funds for the benefit of the Certificateholders or to observe or perform in any material respect certain other covenants within the time periods specified in the Pooling and Servicing Agreement;

    (iii) material breaches of certain representations, warranties or covenants of Green Tree or the Transferor which remain uncured after the grace periods specified in the Pooling and Servicing Agreement;

    (iv) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Green Tree or the Transferor;

    (v) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (vi) on any Determination Date, the Transferor Interest for the next Distribution Date will be reduced to an amount less than the Minimum Transferor Interest on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

    (vii) any Servicer Default occurs;

    (viii) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Monthly Periods, where the Monthly Payment Rate for a Monthly Period is the percentage obtained by dividing the aggregate of the Receivables balances (without deducting therefrom any discount portion) collected during such Monthly Period by the average daily aggregate Receivables balance (without deducting therefrom any discount portion) for such Monthly Period, is less than 15%;

    (ix) the failure to pay the outstanding principal amount of the Class A, Class B or Class C Certificates by the Class A Scheduled Payment Date, Class B Scheduled Payment Date or the Class C Expected Final Payment Date, as applicable;

    (x) the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds)) during any three consecutive calendar months to (ii) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis; provided, that this clause (x) may be amended or waived with the consent of the Transferor and each Rating Agency and without the consent of any Certificateholder; and

    (xi) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account represents more than 50% of the total assets of the Trust on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date.

  The amount of new Receivables generated in any month and payment rates on the Receivables may vary because of seasonal variations in product sales and inventory levels, retail incentive programs provided by product manufacturers and various economic factors affecting product sales generally. The following table sets forth the monthly payment rates ("MPR") for the receivables originated by Green Tree from Dealers for each month since February 1994 and the average monthly payment rates for such receivables for all months during those periods shown, in each case calculated by dividing the total collections during a given month by total opening monthly balances of such receivables during the periods shown and expressing such amounts as a percentage. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables with respect to such receivables.

                  MONTHLY PAYMENT RATES FOR THE PORTFOLIO

                                                                     PORTFOLIO
                                                                    COMPOSITION
                                                                        (1)
                                                           PAYMENT -------------
MONTH/YEAR                                                  RATE   PRESOLD STOCK
----------                                                 ------- ------- -----
February 1994.............................................    95%     97%     3%
March 1994................................................   132%    100%     0%
April 1994................................................   137%    100%     0%
May 1994..................................................   139%    100%     0%
June 1994.................................................   122%    100%     0%
July 1994.................................................   106%     99%     1%
August 1994...............................................   112%     99%     1%
September 1994............................................   120%     99%     1%
October 1994..............................................    98%     83%    17%
November 1994.............................................    48%     35%    65%
December 1994.............................................    21%     10%    90%
                                                             ---     ---    ---
1994 Average..............................................    56%     42%    58%
                                                             ---     ---    ---
January 1995..............................................    23%     11%    89%
February 1995.............................................    19%      9%    91%
March 1995................................................    24%      8%    92%
April 1995................................................    25%      9%    91%
May 1995..................................................    29%      9%    91%
June 1995.................................................    29%     10%    90%
July 1995.................................................    29%     10%    90%
August 1995...............................................    32%     10%    90%
September 1995............................................    29%     10%    90%
                                                             ---     ---    ---
1995 Average (2)..........................................    27%     10%    90%
                                                             ---     ---    ---
Life Average..............................................    30%     13%    87%
                                                             ===     ===    ===

--------

(1) Green Tree began financing manufactured housing floorplan receivables on a "Presold" basis in February 1994. Under the Presold program, floorplan financing is provided to a dealer on units for which Green Tree has already approved a retail contract for sale to a customer. In October 1994 Green Tree began financing manufactured housing floorplan receivables on a dealer "Stock" basis, and later began financing other products through the Stock program as well.

(2) Through September 1995.

  The amount of collections on Receivables may vary from month to month due to seasonal fluctuations in sales of the products securing the Receivables and other factors. There can be no assurance that Principal Collections with respect to the Trust, and thus the rate at which the Certificateholders could expect to receive payments of principal on their Certificates during the Controlled Accumulation Period, will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Offered

Certificates could be significantly reduced. Certificateholders will bear the risk of being able to reinvest principal received on the Certificates at a yield at least equal to their yield on the Certificates. If an investor acquires a Certificate at a discount, the repayment of principal on the Certificate later than on the related Scheduled Payment Date will likely result in a lower than anticipated yield. In addition, if an investor acquires a Certificate at a premium, repayment of principal earlier than the related Scheduled Payment Date will result in a yield to that investor that is lower than anticipated by that investor.

                                USE OF PROCEEDS

  The Trustee, on behalf of the Trust, will receive the Receivables from the Transferor and, in exchange therefor, will issue the Exchangeable Transferor Certificate, the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates to or upon the order of the Transferor. The Transferor will apply the entire net proceeds received from the sale of the Offered Certificates, which is expected to be approximately
$          , to pay the purchase price of the Receivables.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

  The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 1995-1 Supplement. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee may execute additional Supplements in order to issue additional Series.

GENERAL

  The Offered Certificates will represent undivided interests in certain assets of the Trust, including the right to the investor allocation percentage of all Obligor payments on the Receivables in the Trust. Each Class A Certificate and Class B Certificate represents the right to receive payments of interest at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, funded from Available Series Interest Collections and the right to receive payments of principal on or after the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable, in each case funded from Principal Collections allocated to the Class A, Class B and Class C Certificateholders' Interests.

  The Transferor will own the Exchangeable Transferor Certificate and the Class D Certificates. The Exchangeable Transferor Certificate will represent an undivided interest in the Trust, including the right to a percentage (the "Transferor Percentage") of all Obligor payments on the Receivables in the Trust equal to 100% minus the sum of the applicable investor allocation percentages (which shall not exceed 100%) for all Series of certificates then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer."

  During the Revolving Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "-- Defaulted Receivables." The amount of Principal Receivables in the Trust, however, will vary each day as new Receivables arise in the Accounts and other Receivables are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account, if necessary) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Controlled Accumulation Period, the Invested Amount will decline as dealer payments of Principal Receivables are collected and held for distribution or distributed to the Certificateholders. As a result, the Transferor Interest will generally increase each month during the Controlled Accumulation Period to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "--Exchanges."

  Each Class of Offered Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner acquiring an interest in any Class of Offered Certificates will be entitled to receive a certificate representing such Certificate Owner's interest in such Certificates. Until such time, all references herein to actions by Certificateholders of any Class of Offered Certificates will refer to actions taken by the Depository upon instructions from its participating organizations ("Participants") and all references herein to distributions, notices, reports, and statements to Certificateholders of any Class of Offered Certificates will refer to distributions, notices, reports, and statements to the Depository or its nominee, as the registered holder of the Offered Certificates of such Class, for distribution to Certificate Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

  With respect to each Class of Offered Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that dear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits or securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Purchases of Offered Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discontinued.

  To facilitate subsequent transfers, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the Participants to whose accounts such Offered Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Offered Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Offered Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Participants and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be printed and delivered.

  CEDEL S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulations by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that dear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related Pooling and Servicing Agreement on behalf of a CEDEL Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Each Class of Offered Certificates will be issued in such registered, certificated form to the Certificate Owners of such Class or their nominees ("Definitive Certificates"), rather than to the Depository or its nominee, only if (i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Invested Amount of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners of such Class.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the definitive certificate representing the Offered Certificates of the affected Class and instructions for registration, the Trustee will issue the Offered Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

  Distribution of principal and interest on the Offered Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Offered Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders mailed not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Certificates.

INTEREST PAYMENTS

  Interest on the respective outstanding balance of each Class of Certificates (other than the Class D Certificates) will accrue at the applicable Certificate Rate and will be payable on the 15th day of each month, or if such day is not a business day, on the next succeeding business day (each a "Distribution Date"), beginning December 15, 1995. Interest will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
Date) to but excluding such Distribution Date and will be calculated on the basis of the actual number of days in the related Interest Accrual Period divided by 360 days.

  Interest on the outstanding principal balance of the Class A Certificates will accrue for each Interest Accrual Period at the Class A Certificate Rate which shall equal the lesser of (i) LIBOR (calculated as described below) determined as of the second LIBOR business day prior to such Interest Accrual
Period plus     % per annum or (ii) the Net Receivables Rates (described
below). Interest on the outstanding principal balance of the Class B Certificates will accrue for each Interest Accrual Period at the Class B Certificate Rate which shall equal the lesser of (i) LIBOR determined as of the
second LIBOR business day prior to such Interest Accrual Period plus     % per
annum or (ii) the Net Receivables Rate (described below).

  The Class C Certificates will bear interest at a rate equal to a specified margin in excess of LIBOR determined as set forth below.

  The Trustee will determine LIBOR on              for the period from
             through              and will determine LIBOR for each Interest
Accrual Period following the initial Interest Accrual Period on the second business day prior to the Distribution Date on which such Interest Accrual Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business. The Trustee will determine LIBOR in accordance with the following provisions:

    (i) On each LIBOR Determination Date, the Trustee will determine LIBOR on the basis of quotations of the offered rates for one-month United States dollar deposits following the LIBOR Determination Date provided by four major banks in the London interbank market selected by the Servicer (the "Reference Banks") as of 11:00 a.m. (London time) as such quotations appear on the Telerate Page 3875 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3875 on that service for the purpose of displaying London interbank offered rates of major banks). LIBOR as determined by the Trustee is the arithmetic mean of such quotations (rounded, if necessary, to the nearest multiple of 0.0625% per annum).

    (ii) If, on any LIBOR Determination Date, at least two but fewer than all of the Reference Banks provide quotations, LIBOR will be determined in accordance with clause (i) above on the basis of the offered quotations of those Reference Banks providing such quotations.

    (iii) If, on the LIBOR Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be:

      (a) the rate per annum (rounded as aforesaid) that the Trustee determines to be either (x) the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on the relevant LIBOR Determination Date for one-month United States dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Servicer, being so made or (y) in the event the Trustee can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on such LIBOR Determination Date to leading European banks for one-month United States dollar deposits; or

      (b) if the banks selected as aforesaid by the Servicer are not quoting as described in clause (a) above, LIBOR for such Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

  The "Net Receivables Rate" for a Distribution Date is (i) the weighted average of the interest rates borne by the Receivables during the second preceding Monthly Period (because interest payments on the

Receivables at such rates will be due and payable in the Monthly Period preceding such Distribution Date), plus (ii) the product of (x) the Monthly Payment Rate for the Monthly Period preceding such Distribution Date, (y) the Discount Factor, if any, for such Distribution Date and (z) twelve, less 2% per annum, unless the Servicing Fee has been waived for such Monthly Period. The "Monthly Payment Rate" for a Monthly Period is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Receivables balances (without deducting therefrom the discount portion, if any) collected during such Monthly Period and denominator of which is the average daily aggregate Receivables balance (without deducting therefrom the discount portion, if any) for such Monthly Period.

  The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Accrual Period may be
obtained by telephoning the Trustee at its Corporate Trust Office at          .
Following the listing of the Offered Certificates on the Luxembourg Stock Exchange, the Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate applicable to an Interest Accrual Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Accrual Period.

PRINCIPAL PAYMENTS

  During the Revolving Period (which begins on the Closing Date and ends on the day before the earliest of (i) the Initial Principal Payment Date, (ii) the commencement of the Controlled Accumulation Period or (iii) the commencement of an Early Amortization Period), no principal payments will be made to the Certificateholders. During the Controlled Accumulation Period, principal will be paid to the Principal Account on each business day and such amounts will be distributed to the Class A Certificateholders on the Class A Scheduled Payment Date, then to the Class B Certificateholders on the Class B Scheduled Payment Date, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and finally to the Class D Certificateholders until the Class D Invested Amount is paid in full. The amount of principal deposited in the Principal Account during each Monthly Period during the Controlled Accumulation Period will not exceed the Controlled Deposit Amount. See "--Pay Out Events" for a discussion of events which might lead to the commencement of the Early
Amortization Period prior to the first day of the              Monthly Period.
See "--Application of Collections" for a discussion of the method by which Principal Collections are allocated during the Controlled Accumulation Period.

  Principal Collections for any Monthly Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, required deposits into the Principal Account for the benefit of the Class A Certificateholders. On and after the Class B Principal Payment Commencement Date, Principal Collections for any Monthly Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover required deposits into the Principal Account for the benefit of the Class B Certificateholders. On and after the Class C Principal Payment Commencement Date, Principal Collections for any Monthly Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover required deposits into the Principal Account for the benefit of the Class C Certificateholders. The Servicer will determine the amount of Principal Collections for any business day allocated to the Class A, Class B and Class C Certificateholders' Interests and remaining after covering required deposits or payments of principal to the Certificateholders and any similar amount remaining with respect to certificates of any other Series (other than amounts allocated to Transferor Retained Classes) (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series that have not been covered out of the Principal Collections allocable to such Series and certain other amounts ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections on any business day, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Exchangeable Transferor Certificate.

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

  Unless an Early Amortization Event has occurred, principal with respect to the Class A Certificates is expected to be paid on the Class A Scheduled Payment Date and principal with respect to the Class B Certificates is expected to be paid on the Class B Scheduled Payment Date, provided that the Certificateholders will receive payments of principal earlier than such dates if the Servicer elects not to extend the Initial Principal Payment Date. The Initial Principal Payment Date will initially be the December 1997 Distribution Date, but will successively and automatically be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Servicer elects not to so extend; provided that the Initial Principal Payment Date may not be later than the Class A Scheduled Payment Date. In the event that the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Controlled Accumulation Period, as applicable, will end, and amounts then on deposit in the Principal Account and Principal Collections with respect to each Distribution Date commencing on the Initial Principal Payment Date will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Invested Amount is paid in full or the Series 1995-1 Termination Date, and thereafter all Principal Collections will be paid to the Class B Certificateholders until the earlier of the date on which the Class B Invested Amount is paid in full or the Series 1995-1 Termination Date.

  The Servicer will cause the Trustee to provide written notice to each Certificateholder, the Transferor, the Rating Agency and the Luxembourg Stock Exchange of any election by the Servicer not to extend the Initial Principal Payment Date. The Servicer will cause the Trustee to mail such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

  The Controlled Accumulation Period is currently expected to commence at the
close of business on        ; however, the date on which the Controlled
Accumulation Period actually commences may be delayed if the Controlled Accumulation Period Length (determined as described below) is less than the number of months remaining between each Period Length Determination Date (defined herein) and the Class A Scheduled Payment Date. Beginning on the
Determination Date immediately preceding the         Distribution Date and on
each Determination Date thereafter until the Controlled Accumulation Period actually commences (each, a "Period Length Determination Date"), the Transferor will determine the "Controlled Accumulation Period Length" based on, among other things, the then current principal payment rate on the Accounts (and the principal amount of other Series that will give rise to Shared Principal Collections with Series 1995-1); provided, however, that the Controlled Accumulation Period Length will not be less than one month. If the Controlled Accumulation Period Length is less than the number of months remaining between the related Period Length Determination Date and the Class A Scheduled Payment Date, the Controlled Accumulation Period will commence later than the close of
business on         and the number of months in the Controlled Accumulation
Period will be equal to the Controlled Accumulation Period Length. The effect of the foregoing calculation is to reduce the Controlled Accumulation Period Length based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Controlled Accumulation Period. In addition, if the Controlled Accumulation Period Length has been determined to be less than 12 months and, after the date on which such determination is made, a Pay Out Event occurs with respect to any such other Series, the Controlled Accumulation Period will commence on the earlier of (i) the date that such Pay Out Event occurred with respect to such Series and (ii) the date on which the Controlled Accumulation Period is then scheduled to commence.

INTEREST COLLECTIONS; PRINCIPAL COLLECTIONS

  The Servicer will allocate the aggregate amount of Collections available in the Collection Account (or shall instruct the Trustee to so allocate from amounts on deposit in the Collection Account if all Collections are being deposited therein as described below under "--Application of Collections; Allocations") on each

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


business day to Interest Collections and Principal Collections. "Interest Collections" are calculated as the sum of (A) all collections of interest and other fees on the Receivables, (B) all Imputed Yield Collections (if a Discount Rate is then in effect), (C) investment earnings on amounts on deposit in the Trust Accounts on such business day and (D) Recoveries on such business day. "Principal Collections" are such Collections other than Interest Collections.

SUBORDINATION OF THE CLASS B CERTIFICATES

  The Class B Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Interest Collections allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

  The Class C Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. To the extent the Class C Invested Amount is reduced, the percentage of Interest Collections allocated to the Class C Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class C Invested Amount is not reimbursed, the amount of principal distributable to the Class C Certificateholders will be reduced.

  If, on any Determination Date, the aggregate Investor Default Amount, if any, for each business day in the preceding Monthly Period exceeds (a) the aggregate amount of Available Series Interest Collections applied to the payment thereof as described in clauses (v) and (vi) of "--Application of Collections--Payment of Fees, Interest, and Other Items," (b) the amount of Excess Interest Collections allocated thereto as described in "--Reallocation of Cash Flows," and (c) the amount of Reallocated Principal Collections allocated with respect thereto as described in "--Reallocated Principal Collections," the Class D Invested Amount will be reduced by the amount by which such aggregate Investor Default Amount exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Class D Invested Amount will thereafter be reimbursed and the Class D Invested Amount increased on each business day by the amount, if any, of Available Series Interest Collections and Excess Interest Collections allocated and available for that purpose.

  In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such preceding Monthly Period. Such reductions of the Class C Invested Amount will thereafter be reimbursed and the Class C Invested Amount increased during such Monthly Period by the amount, if any, of such Available Series Interest Collections and Excess Interest Collections for such business day allocated and available for that purpose.

  In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series Interest Collections and Excess Interest Collections for such business day allocated and available for that purpose. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period. Such reductions of the Class A Invested

Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series Interest Collections and Excess Interest Collections allocated and available for that purpose. See "--Reallocation of Cash Flows," "--Reallocated Principal Collections" and "--Investor Charge-Offs."

TRANSFER AND ASSIGNMENT OF RECEIVABLES AND COLLATERAL SECURITY

  On the Closing Date, the Transferor will transfer and assign to the Trust all of its right, title, and interest in and to the Receivables and the related Collateral Security outstanding as of the Closing Date, all of the Receivables thereafter arising in the Accounts and its interest in the related Collateral Security and the proceeds of all of the foregoing. Prior to such transfer and assignment and pursuant to the Purchase Agreement, Green Tree will contribute and sell to the Transferor all its right, title and interest in and to the Receivables and the related Collateral Security existing as of the Cut-off Date and all the Receivables and the related Collateral Security arising in the Accounts from time to time thereafter. On the Closing Date, and concurrently with the transfer and assignment of the Receivables and related Collateral Security to the Trust, the Trustee will authenticate the Certificates and deliver the Certificates to the Transferor which will in turn deliver the Offered Certificates to the Underwriters against payment of the net proceeds of the sale of the Offered Certificates. The Trustee will also authenticate and deliver the Exchangeable Transferor Certificate to the Transferor.

  Green Tree, for itself and as Servicer, will identify in its computer files that the Receivables have been assigned to the Trust. Green Tree, as Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of Green Tree and the physical documentation relating to the Receivables will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. Green Tree will file one or more UCC-1 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables, the Collateral Security and the proceeds thereof as applicable. The Transferor, in turn, will file one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables, the Collateral Security and the proceeds thereof. See "Risk Factors"--"Transfer of the Receivables; Insolvency Risk Considerations" and "Certain Legal Aspects of the Receivables."

EXCHANGES

  The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates, each of which may have one or more classes, and (ii) the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will evidence the Transferor Interest, will initially be held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements to the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series);
(iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any;
(viii) the method for allocating collections to certificateholders of such Series with respect to Principal Collections, Interest Collections, and Defaulted Receivables and the method by which the principal amount of such Series will amortize or accrue; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts;

(x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the credit enhancement provider, if applicable, and the terms of any credit enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to certificateholders in such Series;
(xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; (xxi) the pool factor (consisting of a seven-digit decimal expressing the ratio of the invested amount to the initial invested amount); (xxii) the Minimum Aggregate Principal Receivables; (xxiii) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxiv) whether such Series will be prefunded; and (xxv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Offered Certificates. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions, or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Certificates represent the Series initially issued by the Trust. The Transferor currently intends to offer, from time to time, additional Series.

  The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Certificate may perform Exchanges and define the Principal Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of a credit enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of credit enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of credit enhancement, the holder of the Exchangeable Transferor Certificate may deliver a different form of credit enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Interest Receivables not used to pay interest on the certificates, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such credit enhancement agreement, if applicable. The holder of the Exchangeable Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. The Series 1995-1 Supplement does not permit the subordination of the Certificates to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal Collections and Excess Interest Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

  An Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. The notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series), and (iii) the provider of the credit enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement to the Pooling and Servicing Agreement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes and that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series, including Series 1995-1, or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes, (iii) if required by such Supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect thereto executed by the Transferor and the issuer of the credit enhancement,
(iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then-outstanding Series rated by it, including Series 1995-1, (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest, and (b) taking into account the certificates of the newly issued Series, more than 20% (by Invested Amount and by value) of the outstanding certificates issued by the Trust with respect to which no opinion of counsel was issued that the applicable class would be treated as debt for federal income tax purposes (including the Exchangeable Transferor Certificate and each Transferor Retained Class) shall, by their terms, be prohibited from being transferred.

  Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Certificate for a newly issued Exchangeable Transferor Certificate and a second certificate (a "Supplemental Certificate") the terms of which will be defined in a supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

  The Transferor will make representations and warranties to the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Cut-off Date, the Closing Date and the date of issuance of any other Series (a "Series Issuance Date") (or, in the case of an Additional Account, as of the date of its designation for inclusion in the Trust and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) as of the Cut-off Date (or as of the Additional Cut-off Date, in the case of any Additional Accounts) or as of the date any future Receivable is generated (a "Transfer Date"), each Receivable is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust as described below under "Eligible Accounts and Eligible Receivables," (c) each Receivable and all Collateral Security conveyed to the Trust on the Series 1995-1 Closing Date and on each Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Transferor's right, title and interest in the Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and (d) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each such Receivable have been duly obtained. If the Transferor breaches any representation and warranty described in this paragraph, such breach remains uncured for 30 days (or such longer period as may be agreed to by the Trustee) after the earlier to occur of the discovery of such breach by the Transferor or the Servicer or receipt of written notice of such breach by the Transferor or the Servicer, and such breach has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series in any Receivable or Account, the Certificateholders' Interest and such other certificateholders' interests in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.

  Each Ineligible Receivable will be reassigned to the Transferor on or before the end of the Collection Period in which such reassignment obligation arises by the Transferor directing the Servicer to deduct the balance of such Receivable (discounted by the Discount Factor, if any, for the Collection Period preceding such Determination Date) from the Pool Balance. In the event that such deduction would cause the Transferor Interest to be less than the Minimum Transferor Interest on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), on the date on which such reassignment is to occur the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be less than the Minimum Transferor Interest (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Transferor Interest is not reduced below the Minimum Transferor Interest and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

  The Transferor will make in the Pooling and Servicing Agreement and related Series Supplement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date of such Series (a) the Transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Series 1995-1 Supplement, and the Purchase Agreement, (b) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law, (c) the execution and delivery of the Pooling and Servicing Agreement, the Series 1995-1 Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (d) the Pooling and Servicing Agreement will constitute a legal, valid and binding obligation of the Transferor and (e) the transfer of Receivables and the Collateral Security by it to the Trust under the Pooling and Servicing Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables and the Collateral Security (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain liens permitted pursuant to the Pooling and Servicing Agreement) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The amount to be deposited by the Transferor for distribution to certificateholders in connection with such reassignment will be equal to the invested amount for all Series of certificates required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding Account in respect of interest on such certificates for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the certificateholders with respect to any breach of the Transferor's representations and warranties.

  An "Eligible Account" will be defined to mean, as of the relevant Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), an arrangement to provide a revolving extension of credit by Green Tree to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, which extension of credit, as of the date of determination thereof, (a) is in existence and maintained with Green Tree, (b) is payable in United States dollars, (c) is with a Dealer whose most recent billing address is in the United States or its territories or possessions, (d) has been originated by Green Tree in the ordinary course of business, (e) in respect of which no amounts have been charged off by Green Tree as uncollectible in its customary and usual manner as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), and (f) is with a Dealer that is not involved in insolvency proceedings. The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  An "Eligible Receivable" will be defined to mean each Receivable (a) that was originated by Green Tree in the ordinary course of business, (b) that has arisen under an Eligible Account, (c) that was created in compliance with all requirements of law applicable thereto and pursuant to a floorplan or asset based financing agreement that complies with all requirements of law applicable thereto, (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Green Tree or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree of the related floorplan or asset based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (e) as to which, at the time of its creation the Transferor had and at all times following the transfer of such Receivables to the Trust the Trust will have, good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement), (f) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer, in accordance with its terms (with certain bankruptcy related exceptions), (g) that constitutes "chattel paper", an "account" or a "general intangible" under Article 9 of the Uniform Commercial Code as then in effect in the State of Minnesota, (h) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default, (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein (including any proceeds thereof), (j) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (k) as to which, at the time of transfer of such Receivable to the Trust, Green Tree and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (l) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein and (m) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance products or the accounts receivable arising from the sale of such products.

  It will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust Portfolio.

ADDITION OF ACCOUNTS

  Subject to the conditions described below, the Transferor will have the right to designate, from time to time, Additional Accounts to be included as Accounts with respect to the Trust. In addition, the Transferor will be required to designate Additional Accounts if the Transferor Interest on the last day of any Collection Period is less than the Minimum Transferor Interest. The Transferor will convey to the Trust its interest in all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created.

  Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts, and may have been originated by Green Tree using credit criteria different from those which were applied by Green Tree to the initial Accounts.

  A conveyance by the Transferor to the Trust of Receivables in Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Transferor shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur;
(iii) the Transferor shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement Provider; (iv) the Transferor shall deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee, each Rating Agency and any credit enhancement Provider and (v) if the Automatic Addition Condition is not satisfied, the applicable Rating Agencies shall have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of the Certificates or any other rated outstanding Series or class of certificates. If the Automatic Addition Condition is satisfied and the Account being added will contain Receivables which represent a type of product not previously financed by Green Tree, then such addition is subject to each Rating Agency not giving notice to the Transferor within five Business Days after the Determination Date after the end of the month of such addition that the addition of such Account or Accounts would result in the reduction or the withdrawal of the rating of the Certificates.

  The "Automatic Addition Condition" means, with respect to the addition of Accounts that (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by Green Tree does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter, (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period, (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been delinquent for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and (iv) the annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition.

  In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts that would have a material effect on the composition of the assets of the Trust.

REMOVAL OF ACCOUNTS


  The Transferor shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Transferor (or the Servicer on its behalf) shall, among other things, (a) on or before the fifth business day prior to the date of removal (the "Removal Date"), furnish to the Trustee, any Enhancement Provider and each Rating Agency a written notice (the "Removal Notice") specifying the Removal Date; (b) on or before the fifth business day after the Removal Date, the Transferor shall have furnished to the Trustee a computer file, microfiche list or other list of the Accounts (the "Removed Accounts") that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Receivables therein; (c) represent and warrant that the removal of any such Eligible Account on the Removal Date will not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or cause the Transferor Interest to be less than the Minimum Transferor Interest amount as of such date; (d) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interest of the certificateholders were utilized in selecting the Removed Accounts; (e) obtain a statement from each Rating Agency that such removal will not result in a reduction or withdrawal of the rating of the Offered Certificates or any other outstanding Series or class of certificates; and (f) on or before the related Removal Date, deliver to the Trustee and any Enhancement Provider an Officer's certificate confirming the items set forth in clauses (c), (d) and (e) above and a Tax Opinion with respect to such removal.

  All Receivables existing in the Removed Accounts will be reassigned to the Transferor as of the Removal Date. On any date on which an Account becomes an Ineligible Account (which date will be deemed the Removal Date for such Account), the Transferor will commence the removal of such Account from the Trust. However, all Receivables existing in any such Account (other than an Account that was an Ineligible Account at the time it was originally designated as an Account) as of the Removal Date will continue to be a Trust asset.

  Accounts that are terminated by their Dealers after they have paid the related Receivables in full will be deemed to be removed from the Trust without having to follow the procedures described above.

TRUST ACCOUNTS

  The Trustee will establish and maintain with a Qualified Institution in the name of the Trust, for the benefit of the Certificateholders, two separate accounts, each in a segregated trust account (which need not be a deposit account), consisting of an "Interest Funding Account" and a "Principal Account." The Trustee will also establish a "Distribution Account" for the benefit of the certificateholders of each Series which will be a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer will establish and maintain, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which will be a segregated account established by and maintained by the Servicer with a Qualified Institution. A "Qualified Institution" is a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of
a person other than such institution or trust company) rating of     by Moody's
and of     by Standard & Poor's and deposit insurance provided by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection

Account, any principal account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's. Funds in the Principal Account and the Interest Funding Account will be invested, at the direction of the Transferor, in (i) obligations fully guaranteed by the United States of America, (ii) time deposits, promissory notes, or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which are rated P-1 by Moody's and A-1+ by Standard & Poor's, (iii) commercial paper having, at the time of the Trust' investment, a rating of P-1 by Moody's and of A-1+ by Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, (vii) Eurodollar time deposits that have been rated P-1 by Moody's and A-1+ by Standard & Poor's, and (viii) any other investment that each Rating Agency confirms in waiting will not adversely affect its then current rating of any outstanding Certificates (such investments, "Cash Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, for the purpose of carrying out the Servicer' duties under the Pooling and Servicing Agreement. The agent making payments to the Certificateholders (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Certificateholders. The Paying Agent
initially will be               .

  On the Closing Date the Transferor will make an initial deposit to the Interest Funding Account in an amount equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for the initial Interest Accrual Period.

EXCESS FUNDING ACCOUNT

  The Trustee will establish and maintain in the name of the Trust, for the benefit of the certificateholders of all Series, an "Excess Funding Account" which will be a segregated account established by and maintained by the Servicer with a Qualified Institution. At any time during which the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. No funds will be deposited in the Excess Funding Account, however, if any Series is in an amortization or accumulation period (including any early amortization period), unless the principal account for such Series has been fully funded for such Monthly Period.

  Any funds on deposit in the Excess Funding Account at the beginning of the Controlled Accumulation Period will be deposited in the Principal Account as part of Class A Principal, Class B Principal, or Class C Principal, as applicable, for any Distribution Date. In the event that more than one Series begins its amortization or accumulation period at the same time, amounts on deposit in the Excess Funding Account will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. A Pay Out Event will occur if the amount on deposit in the Excess Funding Account as a percentage of the sum of the aggregate amount of Principal Receivables plus the amount on deposit in the Excess Funding Account shall equal or exceed 50% on the last day of six consecutive Monthly Periods.

  Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess

Funding Account and treated as Interest Collections. Amounts, if any, in the Excess Funding Account may be expected to earn interest at a rate that is less than the Base Rate. The difference between the amount of interest actually earned on investments in the Excess Funding Account on any day and the amount of interest that would have been earned on such investments at the Base Rate is the "Negative Carry Amount" for such day. See "--Coverage of Certain Interest Shortfalls" below.

ALLOCATION PERCENTAGES

  Pursuant to the Pooling and Servicing Agreement, during each Monthly Period, the Servicer will allocate among the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest, the Class D Certificateholders' Interest, the Transferor Interest, and the holders of the other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all Interest Collections and all Principal Collections and the amount of all Defaulted Receivables. Interest Collections and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period, to the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest and the Class D Certificateholders' Interest, based on the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, or the Class D Invested Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the total amount of Principal Receivables (plus amounts, if any, on deposit in the Excess Funding Account) as of the end of the preceding business day and (b) with respect to Principal Collections only, the sum of the numerator for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage," the "Class C Floating Allocation Percentage," and the "Class D Floating Allocation Percentage," respectively; the sum of all such percentages, the "Floating Allocation Percentage"). During the Revolving Period, all Principal Collections allocable to the Certificates will be allocated and paid to the Transferor (except for collections applied as Reallocated Principal Collections and Shared Principal Collections paid to the holders of certificates of other Series, if any, and except for any funds deposited in the Excess Funding Account). On any business day on or after the Controlled Accumulation Period Commencement Date, Principal Collections will be allocated to the Certificateholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount or the Class D Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables (plus amounts, if any, on deposit in the Excess Funding Account) at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "Class A Fixed/Floating Allocation Percentage," the "Class B Fixed/Floating Allocation Percentage," the "Class C Fixed/Floating Allocation Percentage," and the "Class D Fixed/Floating Allocation Percentage," respectively; the sum of all such percentages the "Fixed/Floating Allocation Percentage"). On any business day when Principal Collections are being allocated for payment to the Class A, Class B or Class C Certificates, Principal Collections will be allocated to the Class A, Class B or Class C Certificateholders' Interest based on the percentage equivalent of a fraction the numerator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receivables for all Series (the "ABC Fixed/Floating Allocation Percentage").

  "Class A Invested Amount" means an amount equal to (a) the initial principal balance of the Class A Certificates minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, and minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Investor

Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," and plus (d) the aggregate amount of Available Series Interest Collections, Excess Interest Collections and Reallocated Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c).

  "Class B Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class B Certificates minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class B Principal Collections for which neither the Class D Invested Amount nor the Class C Invested Amount has been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Interest Collections, Excess Interest Collections and Reallocated Class C Principal Collections and Reallocated Class D Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

  "Class C Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class C Certificates less the Class C Percentage of the initial deposit to the Account minus (b) the aggregate amount of principal payments made to Class C Certificateholders prior to such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class C Principal Collections for which the Class D Invested Amount has not been reduced for all prior Distribution Dates, and plus
(e) the aggregate amount of Available Series Interest Collections, Excess Interest Collections, Reallocated Class D Principal Collections and certain other amounts as may be available applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c) and (d).

  "Class D Invested Amount" means an amount equal to (a) the initial principal balance of the Class D Certificates, minus (b) the aggregate amount of principal payments made to Class D Certificateholders prior to such date, minus
(c) the aggregate amount of Class D Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class D Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, plus (e) the aggregate amount of Interest Collections and Excess Interest Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c) and plus (f) the Class D Incremental Invested Amount (described below under "--The Overconcentration Amounts") for the related Monthly Period.

  "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount.

  "Transferor's Percentage" means (a) when used with respect to Principal Collections during the Revolving Period and Interest Collections and the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Allocation Percentage and the floating allocation percentages for all other Series and (b) when used with respect to Principal Collections during the Controlled Accumulation Period, 100% minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

  As a result of the Floating Allocation Percentage, Interest Collections and the portion of Defaulted Receivables allocated to the Certificateholders will change each business day based on the relationship of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, and Class D Invested

Amount to the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the preceding business day.

THE OVERCONCENTRATION AMOUNTS

  The Class D Invested Amount will be adjusted to reflect, on each Distribution Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are Asset Based Receivable Overconcentrations, Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations (the "Overconcentration Amount") allocable to the Certificateholders' Interest.

    "Asset-Based Receivable Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts for Asset Based Receivables on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 20% of the total amount of Principal Receivables (the "Pool Balance") on the last day of such immediately preceding Monthly Period.

    "Dealer Overconcentration" on any Distribution Date means, with respect to any Account with a Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 2% of the Pool Balance on the last day of such immediately preceding Monthly Period.

    "Manufacturer Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Floorplan Agreements with a single Manufacturer on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 15% of the Pool Balance on the last day of such immediately preceding Monthly Period.

    "Product Line Overconcentration" on any Distribution Date means, the excess of (a) the aggregate of all amounts of Principal Receivables in the Accounts that represent financing for a single product line (other than Asset-Based Receivables and Receivables that represent financing for manufactured housing) on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 5% for marine products, 5% for recreational vehicles, and 5% for any other products in total, of the Pool Balance on the last day of such immediately preceding Monthly Period. If Receivables are transferred to the Trust in the future and such Receivables are secured by products in a product line that is new to the Trust, the Rating Agencies may create a separate category of product line Overconcentration with its own overconcentration limits, and such new product line Overconcentration will become part of the Overconcentration.

  The Class D Invested Amount will be adjusted to reflect the Class D Incremental Invested Amount, as described under "Allocation Percentages" above. The "Class D Incremental Invested Amount" for any Monthly Period will equal the product of (a) a fraction, the numerator of which is the sum of the Invested Amount (exclusive of the Class D Incremental Invested Amount) on the last day of the immediately preceding Monthly Period and the denominator of which is the total amount of Principal Receivable on such last day times (b) the Overconcentration Amount for such Monthly Period.

  Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) for such Overconcentration may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A, Class B or Class C Certificates (but which may involve an adjustment, upward or downward, of the Class D Invested Amount).

REALLOCATION OF CASH FLOWS

  On the first business day following the end of each Monthly Period, the Servicer will determine the Required Amount, if any. Commencing on the first business day in the following Monthly Period, the Servicer will apply all or a portion of the Excess Interest Collections of other Series with respect to such business day allocable to the Series 1995-1 Certificates in an amount equal to the remaining Required Amount. Excess

Interest Collections from other Series allocable to the Series 1995-1 Certificates for any business day will be equal to the product of (x) Excess Interest Collections available from all other Series for such business day and
(y) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Interest Collections for all Series for such business day.

REALLOCATED PRINCIPAL COLLECTIONS

  On the first business day following the end of each Monthly Period, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class D Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class D Floating Allocation Percentage or (ii) during the Controlled Accumulation Period, the Class D Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class D Principal Collections"):

    (a) an amount equal to the sum of (i) the remaining Class A Required Amount, if any, with respect to the prior Monthly Period, (ii) the remaining Class B Required Amount, if any, with respect to the prior Monthly Period and (iii) the remaining Class C Required Amount, if any, with respect to the prior Monthly Period will be applied first to the components of the Class A Required Amount, then to the components of the Class B Required Amount and then to the components of the Class C Required Amount in the same priority as such components are applied from Available Series Interest Collections as described in "--Application of Collections-- Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class D Principal Collections) (i) on business days with respect to the Revolving Period and the Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount will be paid to the Transferor in order to maintain the Class D Invested Amount and (ii) on business days during the Controlled Accumulation Period following payment in full of the Class C Invested Amount will be included in the funds available to make principal payments to the Class D Certificateholders until the Class D Invested Amount is paid in full.

  On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class C Invested Amount, equal to the product of
(a)(i) during the Revolving Period, the Class C Floating Allocation Percentage or (ii) during the Controlled Accumulation Period, the Class C Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class C Principal Collections"):

    (a) an amount equal to the sum of (i) the remaining Class A Required Amount, if any, with respect to the prior Monthly Period over the amount of Reallocated Class D Principal Collections applied with respect thereto for the such Monthly Period and (ii) the remaining Class B Required Amount, if any, with respect to the prior Monthly Period over the amount of Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period, will be applied first to the remaining components of the Class A Required Amount and then to the remaining components of the Class B Required Amount in the same priority as such components are applied from Available Series Interest Collections as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class C Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to the Controlled Accumulation Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Class C Certificateholders until the Class C Invested Amount is paid in full.

  On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of
(a)(i) during the Revolving Period, the Class B Floating Allocation Percentage or (ii) during the Controlled Accumulation Period, the Class B Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class B Principal Collections" and the sum of Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Collections is called "Reallocated Principal Collections"):

    (a) an amount equal to the excess, if any, of the remaining Class A Required Amount, if any, with respect to the prior Monthly Period over the sum of the amount of Reallocated Class D Principal Collections and Reallocated Class C Principal Collections applied with respect thereto for the prior Monthly Period will be applied to the remaining components of the Class A Required Amount in the same priority as such components are applied from Available Series Interest Collections as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class B Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to the Controlled Accumulation Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full.

  On each Distribution Date, the Class D Invested Amount will be reduced by the amount of Reallocated Principal Collections for the related Monthly Period. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that the amount of Reallocated Principal Collections for such Distribution Date would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero. In the event that the reallocation of Principal Collections would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Class B Reallocated Principal Collections on such Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

APPLICATION OF COLLECTIONS

  Allocations. Payments on the Receivables will be made to the Servicer, who will deposit all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Green Tree or any affiliate of Green Tree remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of credit enhancement rated in the highest rating category by the Rating Agency covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from the Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding or (b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's.

  If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing collections on the Receivables.

  The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

    (i) an amount equal to the Transferor Percentage plus, prior to the Class D Principal Payment Commencement Date, the Class D Floating Allocation Percentage or the Class D Fixed/Floating Allocation Percentage, as applicable, of the aggregate amount of Principal Collections (less the amount thereof which may be applied as Reallocated Class D Principal Collections) and any amounts to be paid in respect of the Class D Investor Default Amount will be paid to the Transferor to maintain the Class D Invested Amount;

    (ii) an amount equal to the Transferor Percentage of the aggregate amount of Interest Collections will be paid to the holder of the Exchangeable Transferor Certificate to the extent such funds are not applied to cover Negative Carry Amounts or Principal Funding Investment Shortfalls, or allocated to any Series as set forth in the applicable Supplement;

    (iii) an amount equal to the sum of (i) the Floating Allocation Percentage of the aggregate amount of Interest Collections, (ii) investment earnings on amounts on deposit in the Trust Accounts and (iii) Excess Interest Collections of other Series allocable to such Series, will be allocated and paid as described below in "--Payment of Fees, Interest, and Other Items;"

    (iv) during the Revolving Period, an amount equal to the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections and Reallocated Class C Principal
  Collections) will be applied as Shared Principal Collections;

    (v) during the Controlled Accumulation Period and prior to the Class B Principal Commencement Date, an amount equal to the ABC Fixed/Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections or Reallocated Class C Principal Collections), any amount on deposit in the Excess Funding Account, any amounts to be paid in respect of the ABC Investor Default Amount, Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day up to (a) during the Controlled Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Class A Invested Amount, will be deposited in the Principal Account;

    (vi) during the Controlled Accumulation Period and on or after the Class B Principal Commencement Date, an amount equal to the ABC Fixed/Floating Allocation Percentage of such Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections or Reallocated Class C Principal Collections), any remaining amount on deposit in the Excess Funding Account, any amounts to be paid in respect of the ABC Investor Default Amount, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day, up to (a) during the Controlled Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Class B Invested Amount, will be deposited in the Principal Account;

    (vii) during the Controlled Accumulation Period and on or after the Class C Principal Commencement Date, an amount equal to the ABC Fixed/Floating Allocation Percentage of such Principal Collections (less the amount thereof which may be applied as Reallocated Class C Principal Collections), any remaining amount on deposit in the Excess Funding Account, any amounts to be paid in respect of the ABC Investor Default Amount, and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day, up to the Class C Invested Amount, will be deposited into the Principal Account;

    (viii) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any Principal Shortfalls with respect to any Series which is in its amortization period. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Certificate; and

    (ix) Excess Interest Collections will be allocated as set forth below in paragraph (xiv) to "--Payment of Fees, Interest, and Other Items."

  Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor will be deposited into and held in the Excess Funding Account, and on the Amortization Period Commencement Date with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of certificates of such Series have been paid in full. See "--Excess Funding Account."

  Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the sum of (i) the Floating Allocation Percentage of Interest Collections and (ii) investment earnings on amounts on deposit in the Trust Accounts (the "Available Series Interest Collections") and will distribute from the Collection Account the following amounts in the following priority (in each case, subject to the limit of the Available Series Interest Collections less all amounts distributed pursuant to a higher priority):

    (i) an amount equal to the excess of



        (A) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Certificate Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over

        (B) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period,

  will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Certificateholders;

    (ii) an amount equal to the excess of

        (A) the sum of (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to Class B Monthly Interest amounts that were due but not paid in a prior Monthly Period over

        (B) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period,

  will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

    (iii) an amount equal to the excess of

        (A) the sum of (1) the Class C Monthly Interest, (2) the amount of any Class C Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class

      C Certificate Rate with respect to Class C Monthly Interest amounts that were due but not paid in a prior Monthly Period over

        (B) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period,

  will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class C Certificateholders;

    (iv) if Green Tree or an affiliate of Green Tree is not the Servicer, an amount equal to the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer, will be distributed to the Servicer;

    (v) an amount equal to the sum of (1) the aggregate ABC Investor Default Amount for such business day and (2) the unpaid ABC Investor Default Amount for any prior business day during the then-current Monthly Period, will (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period on and prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (vi) an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) the sum of (1) the aggregate Class D Investor Default Amount for such business day and (2) the unpaid Class D Investor Default Amount for any prior business day during the then-current Monthly Period, will (x) during the Revolving Period and the Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount, be paid to the Transferor in order to maintain the Class D Invested Amount and (y) during the Controlled Accumulation Period following the payment in full of the Class C Invested Amount, be deposited in the Principal Account for payment to the Class D Certificateholders;

    (vii) an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) unreimbursed Class A Investor Charge-Offs, if any, will be applied to reimburse Class A Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period but on and prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (viii) an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been deposited in the Interest Funding Account will be paid to the Class B Certificateholders either on such business day or on a prior business day, and (2) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to such interest amounts that were due but not paid to Class B Certificateholders in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

    (ix) an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class C Certificates at the Class C Certificate Rate but has not been deposited in the Interest Funding Account paid to the Class C Certificateholders either on such business day or on a prior business day and (2) any additional interest (to the extent permitted by applicable law) at the Class C Certificate Rate with respect to such interest amounts that were due but not paid to Class C

  Certificateholders in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class C Certificateholders;

    (x) an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) unreimbursed Class B Investor Charge-Offs, if any, will be applied to reimburse Class B Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period but on and prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (xi) an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) unreimbursed Class C Investor Charge-Offs, if any, will be applied to reimburse Class C Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period but on and prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (xii) an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) unreimbursed Class D Investor Charge-Offs, if any, will (x) during the Revolving Period and during the Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount, be paid to the Transferor and (y) during the Accumulation Period following payment in full of the Class C Invested Amount, be deposited in the Principal Account for payment to the Class D Certificateholders;

    (xiii) if Green Tree or an affiliate of Green Tree is the Servicer, an amount equal to the lesser of (A) any Available Series Interest Collections remaining and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer; and

    (xiv) any Available Series Interest Collections remaining after making the above described distributions will be treated as Excess Interest Collections which will be available to fund any applicable reserves with respect to the Class C Certificates, to cover shortfalls, if any, in amounts payable from Interest Collections to certificateholders of other Series and then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any. Excess Interest Collections which are not so used will be paid to the Transferor.

  "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates on the related Record Date or, with respect to the first Distribution Date, the initial outstanding principal balance of the Class A Certificates.

  "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class B Invested Amount on the related Record Date or, with respect to the first Distribution Date, the initial outstanding principal balance of the Class B Certificates.

  "Class C Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class C Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class C Invested Amount on the related Record Date or, with respect to the first Distribution Date, the initial outstanding principal balance of the Class C Certificates.

  "Required Amount" means on the first business day following a Monthly Period the amount, if any, by which the full amount to be paid pursuant to clauses
(i)-(xiii) above in "--Payments of Fees, Interest, and

Other Items" for such prior Monthly Period exceeds the portion of the Available Series Interest Collections applied to the payment of the amounts described in such clauses for such prior Monthly Period.

  Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (viii) of "-- Allocations." On the Class A Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, will withdraw the amount on deposit in the Principal Account and deposit such amounts in the Distribution Account for distribution to the Class A Certificateholders on the next succeeding Distribution Date. If the amount so distributed on the Class A Scheduled Payment Date is less than the Class A Invested Amount, the Class A Certificateholders will be entitled on each subsequent Distribution Date to receive principal payments to the extent of Class A Principal until the Class A Invested Amount is paid in full. The Class B Certificateholders will be entitled to receive payment of the Class B Invested Amount on the Class B Scheduled Payment Date, but only after the Class A Invested Amount has been paid in full. The Class C Certificateholders will be entitled to receive principal payments to the extent of Class C Principal until the Class C Invested Amount is paid in full only after the Class A Invested Amount and the Class B Invested Amount have been paid in full. The Class D Certificateholders will be entitled to receive principal payments only after the Class A Invested Amount, the Class B Invested Amount, and the Class C Invested Amount have been paid in full.

  "Class A Principal" with respect to any Distribution Date during the Controlled Accumulation Period will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date, (ii) any amount on deposit in the Excess Funding Account allocated to the Class A Certificates with respect to the preceding Monthly Period, (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class A Certificates; provided, however, that with respect to any Distribution Date during the Controlled Accumulation Period, Class A Principal will not exceed the lesser of (i) the Controlled Deposit Amount and
(ii) the Class A Invested Amount; provided, further that with respect to the Series 1995-1 Termination Date, Class A Principal will be an amount equal to the Class A Invested Amount.

  "Class B Principal" with respect to any Distribution Date on or after the Class A Scheduled Payment Date will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class A Invested Amount is deposited in the Principal Account to be applied to the payment of Class A Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made), (ii) any amount on deposit in the Excess Funding Account allocated to the Class B Certificates with respect to the preceding Monthly Period, and (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class B Certificates; provided, however, that with respect to any Distribution Date during the Controlled Accumulation Period, Class B Principal will not exceed the lesser of (i) the Controlled Deposit Amount and (ii) the Class B Invested Amount; provided, further, that with respect to the Series 1995-1 Termination Date, Class B Principal will be an amount equal to the Class B Invested Amount.

  "Class C Principal" with respect to any Distribution Date on or after the Class C Principal Commencement Date will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class B Invested Amount is deposited in the Principal Account to be applied to the payment of Class B Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made), (ii) any amount on deposit in the Excess Funding Account allocated to the Class C Certificates with respect to the preceding Monthly Period, (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class C Investor Charge-Offs and Class D Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class C Certificates; provided, that with respect to the Termination Date, Class C Principal will be an amount equal to the Class C Invested Amount.

  On the Transfer Date preceding the Class D Principal Commencement Date, and on each Transfer Date thereafter until the Trust is terminated or until the Class D Invested Amount is paid in full, the Trustee, acting in accordance with instructions from the Servicer, will withdraw amounts deposited into the Principal Account in respect of Principal Collections processed during the related Monthly Period and, to the extent of the Class D Invested Amount, deposit such amounts in the Distribution Account for distribution to the Class D Certificateholders on the next succeeding Distribution Date (the "Class D Principal"). The Class D Certificateholders will be entitled to receive principal payments to the extent of Class D Principal until the Class D Invested Amount is paid in full.

COVERAGE OF CERTAIN INTEREST SHORTFALLS

  To the extent of any shortfall in the amount of Available Series Interest Collections due to the accumulation of principal in the Excess Funding Account or the Principal Account, the Transferor Interest Collections will be made available to cover such Negative Carry Amount and such Principal Funding Investment Shortfall.

  Interest Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Interest Collections") will be applied to cover any shortfalls with respect to amounts payable from Interest Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Interest Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Certificate.

DEFAULTED RECEIVABLES

  Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies (a "Defaulted Receivable"). See "The Receivables--Loss and Delinquency History." On each business day, the Servicer will allocate to the Certificateholders a portion of all Defaulted Receivables in an amount (the "Investor Default Amount") equal to the product of (a) the Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date. On each business day, the Servicer will allocate to the Class A, Class B and Class C Certificateholders a portion of all Defaulted Receivables in an amount (the "ABC Investor Default Amount") equal to the product of (a) the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date. On each business day, the Servicer will allocate to the Class D Certificateholders a portion of all Defaulted

Receivables in an amount (the "Class D Investor Default Amount") equal to the product of (a) the Class D Floating Allocation Percentage and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date.

INVESTOR CHARGE-OFFS

  If on the third business day preceding each Distribution Date (the "Determination Date"), the aggregate Investor Default Amount, if any, for all business days in the preceding Monthly Period exceeded the aggregate amount of the Available Series Interest Collections, Excess Interest Collections and Reallocated Principal Collections allocated with respect thereto during such Monthly Period, then the Class D Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class D Investor Charge-Off"). The Class D Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Class D Certificates) on any business day by the amounts allocated and available for that purpose as described under clause (xii) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

  In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Class C Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class C Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class C Certificateholders. The Class C Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class C Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (xi) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

  In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class B Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (x) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

  In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class A Investor Charge-Off"). The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (vii) of "-- Application of Collections--Payment of Fees, Interest, and Other Items."

COMPANION SERIES

  The Series 1995-1 Certificates may be paired with one or more other Series (each a "Companion Series"). Each Companion Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Companion Series, funded primarily from the proceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the benefit of Series 1995-1 Certificateholders. As principal is paid with respect to the Series 1995-1 Certificates, either (i) in the case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to corresponding amount. Upon payment in full of the Series 1995-1 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Companion Series, the aggregate invested amount of such related Companion Series will have been increased by an amount up to an aggregate amount equal to the Series 1995-1 Investor Interest paid to the Series 1995-1 Certificateholders since the issuance of such Companion Series. The issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates--Exchanges" in the Prospectus. There can be no assurance, however, that the terms of any Companion Series might not have an impact on the timing or amount of payments received by a Series 1995-1 Certificateholder. In particular, the denominator of the ABC Fixed/Floating Allocation Percentage may be increased upon the occurrence of a Pay Out Event with respect to a Companion Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to Series 1995-1 if such event allowed the payment of principal at such time to the Companion Series and required reliance by Series 1995-1 on clause (y) of the denominator of the ABC Fixed/Floating Allocation Percentage for Series 1995-1. See "Maturity Considerations" and "--Allocation Percentages" herein.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

  The Class A Certificates, the Class B Certificates, and the Class C Certificates will each be subject to optional repurchase by the Transferor on any Distribution Date after the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount is reduced to an amount less
than or equal to $         (10% of the initial outstanding principal amount of
the Class A Certificates, the Class B Certificates and the Class C Certificates), if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to (i) the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates, (ii) the unpaid Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates, (iii) the unpaid Class C Invested Amount plus accrued and unpaid interest on the Class C Certificates and (iv) the unpaid Class D Invested Amount. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

  The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made on the
           ,      Distribution Date (the "Series 1995-1 Termination Date"),
except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Certificates until paid in full, then to the Class B Certificates until paid in full, then to the Class C Certificates until paid in full, and finally to the Class D Certificates to the extent necessary to pay such remaining amounts to all Certificateholders pro rata within each Class as final payment of the Certificates) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1995-1 Supplement, in an amount up to 110% of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected Certificateholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates, will be paid on the Termination Date first to Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and then to the Class D Certificateholders until the Class D Invested Amount is paid in full.

  Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) a date which shall not
be later than         ,     , or (c) if the Receivables are sold, disposed of
or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date". Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee will convey to the holder of the Exchangeable Transferor Certificate all right, title, and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

  As described above, the Revolving Period will continue through the end of the
           Monthly Period, unless a Pay Out Event occurs prior to such date or the Initial Principal Payment Date is not extended by the Servicer. A "Pay Out Event" refers to any of the following events:

    (i) failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

    (ii) failure on the part of the Transferor, the Servicer or Green Tree, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Purchase Agreement, on or before the date such payment or deposit is required to be made therein, which failure is not cured within five business days after written notice from the Trustee of such failure; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within ten business days after written notice from the Trustee of such failure); (iii) to comply with its covenant not to create any lien on a Receivable which failure has a material adverse effect on the holders of the Certificates and which continues unremedied for a period of 60 days after written notice to it; provided, however, that any Pay Out Event shall not be deemed to have occurred if the Transferor shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or
  (iv) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

    (iii) any representation or warranty made by Green Tree in the Purchase Agreement or by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts provides to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected (excluding, however, any representation or warranty made by the Transferor that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust or all right, title and interest of the Transferor in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that any Pay Out Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

    (iv) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Green Tree or the Transferor;

    (v) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (vi) on any Determination Date, the Transferor Interest for the next Distribution Date will be reduced to an amount less than the Minimum Transferor Interest on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

    (vii) any Servicer Default occurs;

    (viii) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Monthly Periods, where the Monthly Payment Rate for a Monthly Period is the percentage obtained by dividing the aggregate of the Receivables balances (without deducting therefrom any discount portion) collected during such Monthly Period by the average daily aggregate Receivables balance (without deducting therefrom any discount portion) for such Monthly Period, is less than 15%;

    (ix) the failure to pay the outstanding principal amount of the Class A, Class B or Class C Certificates by the Class A Scheduled Payment Date, Class B Scheduled Payment Date or the Class C Expected Final Payment Date, as applicable;

    (x) the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds)) during any three consecutive calendar months to (ii) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis; provided, that this clause (x) may be amended or waived with the consent of the Transferor and each Rating Agency and without the consent of any Certificateholder; and

    (xi) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account represents more than 50% of the total assets of the Trust on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date.

  In the case of any event described in clause (i), (ii), (iii) or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, the Certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (iii) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv), (vi) or (viii), a Pay Out Event with respect only to the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, if, (i) pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee in bankruptcy is appointed for the Transferor, or (ii) the Retained Percentage is equal to or less than 2% on the day of such event (an "Insolvency Event") the Transferor will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the

Transferor), unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificate other than the Transferor, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition, or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Certificateholders and will be distributed to the applicable Certificateholders as provided above in "--Application of Collections."

  If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period equal to the sum of (i) with respect to each Series, one-twelfth of the product of (x) the applicable servicing fee percentage with respect to such Series and (y) the Invested Amount of such Series on the first day of such Monthly Period and (u) one-twelfth of the product of the weighted average servicing fee percentage for all Series and the average Transferor Interest for such Monthly Period. The monthly servicing fee will be allocated between the Transferor Interest, the Certificateholders' Interest, and the investor interest for all other Series. The portion of the servicing fee allocable to the Certificateholders' Interest during each Monthly Period (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (x) the Servicing Fee Rate per annum and (y) the Invested Amount on the preceding Record Date or, in the case of the first Distribution Date, the initial principal amount of the Certificates. The Monthly Servicing Fee will be funded from Interest Collections allocated to the Certificateholders' Interest, and will be paid each month from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Certificateholders will have any obligation to pay such portion of the servicing fee.

  The Servicer will be permitted to waive its right to receive the Servicing Fee on any Distribution Date, so long as it believes that sufficient Interest Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Green Tree may be substituted in all respects for Green Tree as Servicer, provided that Green Tree will remain jointly and severally liable with such affiliate.

  The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders, or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders, or the Certificate Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables, or (d) the Trust, the Certificateholders, or the Certificate Owners for any liabilities, costs, or expenses of the Trust, the Certificateholders, or the Certificate Owners arising under any tax law, including without limitation, any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders, or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

  In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Minnesota Uniform Partnership Act in which the Transferor is a general partner.

  The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Trustee, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

  Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Minnesota Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they lapse from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.

SERVICER DEFAULT

  In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power, and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

  A "Servicer Default" refers to any of the following events:

    (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within 10 business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within 10 Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

    (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the certificateholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

    (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such certificateholders for such period; or

    (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of 10 business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of credit enhancement, the Transferor, and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

  In the event of a Servicer Default, due to the bankruptcy of the Servicer, if no Servicer Default other than such bankruptcy or the insolvency of the Servicer exists, the bankruptcy trustee or the Servicer itself as debtor-in-possession may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Paying Agent will forward to each Certificateholder of record (which is expected to be Cede & Co., as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer setting forth, among other things, with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, (c) the amount of such distribution allocable to interest on the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively, (e) the amount of Interest Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively, (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount, the Floating Allocation Percentage, and during the Accumulation Period, the ABC Fixed/Floating Allocation Percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 or more days delinquent as of the end of the day on the Record Date, (h) the Aggregate Investor Default Amount for the related Monthly Period, (i) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, and (k) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date. Unless and until Definitive Certificates are issued, such reports with respect to the 1995-1 Series will be sent to Cede & Co., as registered holder of the Certificates and the nominee of DTC. Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners and payment of any expenses associated with the distribution of such reports, from the Trustee. See "Reports to Securityholders."

  The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record (which is expected to be Cede & Co., as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with, on or before March 31 of each year, beginning in 1996, such customary information (consistent with the treatment of the Certificates as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes. Moreover, as long as the Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participant rather than from the Trustee.

REPORTS; NOTICES

  Following the listing of the Offered Certificates on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg

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

(expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the foregoing paragraph will be available for review at the main office of the Listing Agent of the Trust in Luxembourg, Luxembourg.

  Following the listing of the Offered Certificates on the Luxembourg Stock Exchange, notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

EVIDENCE AS TO COMPLIANCE

  The Agreement will provide that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report to the effect that such accounting firm has examined selected documents and records relating to the servicing of the Accounts in accordance with the Mortgage Bankers Association of America's Uniform Single Audit Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such firm is of the opinion that such servicing was conducted in compliance with the Pooling and Servicing Agreement during the period covered by such report except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

AMENDMENTS

  The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer, and the Trustee, without the consent of Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement and Supplements or of modifying in any manner the rights of such Certificateholders; provided that (i) the Transferor delivers an opinion of counsel acceptable to the trustee to the effect that such amendment will not adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series.

  The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every Series adversely affected (and with respect to Series 1995-1, the holders of not less than 66 2/3% of the Invested Amount of each Class of Certificates), for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

LIST OF CERTIFICATEHOLDERS

  Upon written request of Certificateholders representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount, the Trustee after having been adequately indemnified by such

Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates."

THE TRUSTEE

  The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

  If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a certificateholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of investor certificates representing more than 50% of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

  The following summary describes certain terms of the Receivables Purchase Agreement (the "Purchase Agreement") and is qualified in its entirety by reference to the Purchase Agreement.

TRANSFER OF RECEIVABLES

  Pursuant to the Purchase Agreement, Green Tree will sell and transfer to the Transferor all of its right, title and interest in and to all of the Receivables and the Collateral Security as of the Cut-off Date and all of the Receivables thereafter created. As described herein, pursuant to the Pooling and Servicing Agreement and the related Series Supplement, the Transferor will transfer to the Trust all of its right, title and interest in and to the Purchase Agreement.

  In connection with each such sale or transfer of Receivables to the Transferor, Green Tree will indicate in its computer files that such Receivables have been sold or transferred to the Transferor, and that such Receivables have been transferred by the Transferor to the Trust. In addition, Green Tree will provide to the Transferor a computer file or microfiche or written list containing a true and complete list of all such Receivables, identifying the balances of the Receivables as of the Cut-off Date. The records and agreements relating to such Accounts and Receivables will not be segregated by Green Tree from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale or transfer of such Receivables to the Transferor, but the computer records of Green Tree will be marked to evidence such sale or transfer. Green Tree will file UCC financing statements with respect to the Receivables meeting the requirements of Minnesota state law. See "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations" and "Certain Legal Aspects of the Receivables--Transfer of Receivables."

REPRESENTATIONS AND WARRANTIES

  Pursuant to the Purchase Agreement, Green Tree will make certain representations and warranties to the Transferor that, among other things, (a) it has been duly incorporated and is in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement and (b) as of the Cut-off Date (or, in the case of an Additional Account, as of the Additional Cut-off Date and Addition Date), each Account or Additional Account was an Eligible Account.

  Pursuant to the Purchase Agreement, Green Tree will make certain representations and warranties to the Transferor relating to the Receivables that, among other things, (a) as of the Cut-off Date and each Closing Date, each of the Accounts was an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) the amount of Receivables that are reported as Ineligible Receivables transferred to the Transferor on the Cut-off Date or any Additional Cut-off Date for the purpose of facilitating the administration and reporting obligations of the Servicer is true and correct and there are no other Receivables that are Ineligible Receivables except as so reported and (c) as of the date any new Receivable is created, such Receivable is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in an Ineligible Receivable and the requirement that the Transferor accept retransfer of such Ineligible Receivable pursuant to the Pooling and Servicing Agreement, then Green Tree will be obligated to repurchase such Ineligible Receivable from the Transferor on the date of such retransfer. The purchase price for such Ineligible Receivable will be the face amount thereof plus any accrued and unpaid interest thereon, of which at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable must be paid in cash.

  Pursuant to the Purchase Agreement, Green Tree will also make representations and warranties to the Transferor that, among other things, that as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of Green Tree and (b) the Purchase Agreement constitutes a valid sale or transfer to the Transferor of all right, title and interest of Green Tree in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security, all related security interests and other related rights and the proceeds thereof, which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, Green Tree will be obligated to repurchase the Receivables retransferred to Green Tree for an amount of cash equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

  Green Tree will agree to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor if the foregoing representations and warranties are materially false.

CERTAIN COVENANTS

  Pursuant to the Purchase Agreement, Green Tree covenants that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating the Receivables and Accounts.

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


  Green Tree further covenants that, except for the sale and conveyance under the Purchase Agreement and the interests created under the Pooling and Servicing Agreement and the Series Supplement, Green Tree will not sell, pledge, assign or transfer any interest in the Receivables to any other person. Green Tree also covenants to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by Green Tree of any of its representations, warranties or covenants contained in the Purchase Agreement.

  In addition, Green Tree expressly acknowledges and consents to the Transferor's assignment of its rights relating to the Receivables under the Purchase Agreement to the Trustee.

TERMINATION

  The Purchase Agreement will terminate immediately after the Trust terminates. In addition, if Green Tree becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, Green Tree will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of such event to the Transferor and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  On the Closing Date, Green Tree will sell and assign the Receivables to the Transferor pursuant to the Purchase Agreement, and the Transferor will immediately sell and assign the Receivables to the Trust pursuant to the Series Supplement. The Transferor represents and warrants on the Closing Date that such sale to the Trust constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of any investor certificate of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of the Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject to certain tax liens. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates--Representations and Warranties."

  Each of Green Tree and the Transferor has represented that the Receivables are "general intangibles," "chattel paper" or "accounts" for purposes of the UCC as in effect in Minnesota. If the Receivables are deemed to be general intangibles and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed to be a sale, Minnesota common law applies and neither possession nor a financing statement is required. If the Receivables are deemed to be general intangibles and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed to create a security interest, the UCC as in effect in Minnesota applies and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are deemed to be chattel paper and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Minnesota applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are treated as accounts and the transfer thereof by either by Green Tree to the Transferor or the Transferor to the Trust is deemed either to be a sale or create a security interest, the transferee must file an appropriate financing statement or statements in order to perfect its interest therein under the UCC as in effect in Minnesota. Financing statements covering the Receivables will be filed under the UCC as in effect in Minnesota by both the Transferor and the Trust to

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

perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of the Transferor or the Trustee.

  There are certain limited circumstances under the UCC and other applicable law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables that are chattel paper who gives new value and takes possession of the instruments that evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in such Receivable. Under the Purchase Agreement, Green Tree warrants to the Transferor, and under the Agreement and Series 1995-1 Supplement the Transferor warrants to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of Green Tree and the Transferor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates--Additional Series; Exchanges," the Exchangeable Transferor's Certificate (or any interest therein) other than to the Trust. A tax or other government lien on property of Green Tree or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, while Green Tree is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of Green Tree prior to each Distribution Date and, in the event of bankruptcy of Green Tree, the Trust may not have a perfected interest in such collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY

  The Green Tree warrants to the Transferor in the Purchase Agreement that the sale of the Receivables by it to the Transferor is a valid sale of the Receivables to the Transferor. In addition, pursuant to the Purchase Agreement, Green Tree and the Transferor will agree to treat the transactions described herein as a sale of such Receivables to the Transferor, and Green Tree will take all actions that are required under Minnesota law to perfect the Transferor's ownership interest in the Receivables. Notwithstanding the foregoing, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree or Green Tree itself as debtor-in-possession were to take the position that the sale of Receivables from Green Tree to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from Green Tree, then delays in payments of collections of Receivables to the Transferor could occur or (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

  In addition, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or Green Tree itself were to request a court to order that Green Tree should be substantively consolidated with the Transferor, delays in payments on the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or Green Tree, reductions in such payments could result.

  The Transferor will warrant to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust. The Transferor is required to take all actions that are required under Minnesota law to perfect the Trust's ownership interest in the Receivables and the Transferor will warrant to the Trust that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, the proceeds thereof. Nevertheless, a tax or government lien on property of Green Tree or the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor's certificate of incorporation provides that, under certain circumstances, the Transferor is required to have two independent directors (as defined therein) in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of its two independent directors. Pursuant to the Pooling and Servicing Agreement, the Trustee, all certificateholders and any Credit Enhancement Provider with respect to any other series will covenant that they will not at any time institute against the Transferor any

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

bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or the Transferor as debtor in possession or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

  The Transferor does not intend to file, and Green Tree will agree that it will not cause the Transferor to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor so long as the Transferor is solvent and does not foresee becoming insolvent.

  If Green Tree or the Transferor were to become a debtor in a bankruptcy case causing a Pay Out Event to occur, then, pursuant to the Purchase Agreement, new Receivables would no longer be transferred to the Transferor and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Transferor and transferred to the related Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all Principal Collections to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions of principal on each Certificate would not be subject to the applicable Controlled Distribution Amount. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Certificates--Pay Out Events."

  The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer.

  Payments made in respect of repurchases of Receivables by Green Tree or the Transferor pursuant to the Pooling and Servicing Agreement and the Series Supplement may be recoverable by Green Tree or the Transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of Green Tree or the Transferor as a preferential transfer from Green Tree or the Transferor if such payments are made within one year prior to the filing of a bankruptcy case in respect of Green Tree.

  In a recent decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Green Tree or the Transferor were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the seller that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because Green Tree, the Transferor, the Trust and the transaction governed by the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that Green Tree or the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.


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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Set forth below is a discussion of the material federal income tax consequences to Offered Certificate Owners. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change (which may be retroactive). Dorsey & Whitney, P.L.L.P., counsel to Green Tree and the Transferor ("Counsel"), will deliver its opinion regarding certain federal income tax matters discussed below. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). This discussion does not deal with all aspects of federal income taxation that may be relevant to Offered Certificate Owners in light of their personal investment circumstances, nor to certain types of owners subject to special treatment under the federal income tax laws (e.g., banks, life insurance companies and tax-exempt organizations). Prospective investors are encouraged to consult their own tax advisors with regard to the federal income tax consequences of owning and disposing of the Certificates, as well as the tax consequences arising under the laws of any applicable state, foreign country or other jurisdiction.

  Treatment of the Certificates as Indebtedness of the Transferor. The Transferor and the holders of Certificates will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Receivables and any other Trust assets allocable to the Offered Certificates. The Transferor, by entering into the Pooling and Servicing Agreement, and each Offered Certificate Owner, by the acceptance of an interest in an Offered Certificate, will agree to treat the Offered Certificates as indebtedness for federal, state and local income and franchise tax purposes. The Pooling and Servicing Agreement generally will refer to the transfer of the related Receivables as a "sale," however, and since different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

  The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value and bears the risk of loss if the property decreases in value. Based upon its analysis of such factors, Counsel, is of the opinion that for federal income tax purposes the Offered Certificates will be characterized as indebtedness secured by the Receivables and any other Trust assets, and the Trust will not be characterized as an "association," "publicly traded partnership" or "taxable mortgage pool" taxable as a corporation.

  Interest Income to Certificate Owners. Assuming the Offered Certificates are debt obligations for federal income tax purposes, interest on the Offered Certificates will be taxable as ordinary interest income when received by Certificate Owners utilizing the cash-basis method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Under the applicable regulations, the Offered Certificates would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of an Offered Certificate (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public). Any OID would be considered de minimis under the regulation if it does not exceed 1/4% of the stated redemption price at maturity of an Offered Certificate multiplied by the number of full years until its maturity

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

date. It is anticipated that the Offered Certificates will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of an Offered Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Offered Certificate.

  While it is not anticipated that the Offered Certificates will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Offered Certificates are not deemed to be "qualified stated interest" because the Offered Certificates do not provide for default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Offered Certificates. In either case, all or a portion of the taxable income to be recognized with respect to the Offered Certificates would be includible in the income of Certificate Owners as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Offered Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income with respect to the Offered Certificates in advance of the receipt of cash attributable to such income. Based upon existing authority, the Transferor and the Trustee will treat interest payments on the Offered Certificates as qualified stated interest under the OID regulations.

  A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Certificate Owner should consult its own tax advisor regarding the impact of the OID rules if the Offered Certificates are issued with OID.

  A Certificate Owner who purchases an Offered Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate. A Certificate Owner who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

  As an alternative to the above treatments, accrual method Certificate Owners may elect to include in gross income all interest with respect to an Offered Certificate, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method.

  Disposition of Offered Certificates. Generally, gain or loss will be recognized on a sale or other taxable disposition of Offered Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Offered Certificates. A Certificate Owner's tax basis in an Offered Certificate will generally equal the cost thereof increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Offered Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Offered Certificate. Any such gain or loss will be capital gain or loss if the Offered Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital gain or loss will be long-term if the Offered Certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

  Information Reporting and Backup Withholding. The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification of their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Offered Certificate Owner will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the Owner's name, address, federal taxpayer identification number and a statement that such Owner is not subject to backup withholding. Should a nonexempt Offered Certificate Owner fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the Owner, and remit the withheld amounts to the IRS as a credit against the Owner's federal income tax liability.

  Possible Classification of the Trust as a Partnership or Association. As described above, it is the opinion of Counsel that for federal income tax purposes the Offered Certificates will be characterized as debt and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation. However, this opinion is not binding on the IRS and no assurance can be given that this characterization will be sustained.

  If the IRS were to contend successfully that any class of Certificates is not debt for federal income tax purposes, the Trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation. In the opinion of Counsel, if the IRS were to contend successfully that the Class C Certificates were not debt for federal income tax purposes (assuming that neither the Class A or Class B Certificates, nor certificates of any other outstanding series, were also recharacterized) the arrangement among the Transferor and the Class C Certificateholders would be classified as a partnership for federal income tax purposes and would not be treated as a publicly traded partnership because of an exception for (i) an entity whose income is interest income that is not derived in the conduct of a financial business or (ii) partnership interests that are privately placed. In such case, the partnership would not be subject to federal income tax. If the Class A or Class B Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a publicly traded partnership. A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificate Owners) according to their respective interests therein.

  The income reportable by the Offered Certificate Owners as partners in such a partnership could differ from the income reportable by them as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Offered Certificate Owners were treated as partners, a cash-basis Certificate Owner might be required to report income when it accrues to the partnership rather than when it is received by the Certificate Owner. Moreover, if the Offered Certificates are interests in a partnership, an individual Certificate Owner's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, causing the Certificate Owner to be taxable on a greater amount of income than the stated interest on the Offered Certificates. Finally, if any class of Certificates is treated as equity in a partnership in which other Certificates are debt, all or part of a tax-exempt Certificate Owner's share of income from Certificates treated as equity would be treated as unrelated debt-financed income taxable to the Certificate Owner.

  Alternatively, if the Trust were treated as either an association taxable as a corporation, a publicly traded partnership or taxable mortgage pool taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Distributions by the entity (other than interest distributions on classes of Certificates properly characterized as debt) would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Offered Certificate Owners, and the Offered Certificate Owners could be liable for a share of such a tax. Moreover, all or part of the distributions on Certificates treated as equity would probably be treated as dividend income to the recipients, although such dividends might, under certain circumstances, be eligible for the dividends received deduction under the Code.

  Since the Transferor will treat the Offered Certificates as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

  Foreign Investors. If, in accordance with the opinion of Counsel, the Offered Certificates are classified as debt for federal income tax purposes, the following information describes the federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

    (a) Interest paid or accrued to a Foreign Person would be exempt from U.S. withholding taxes (including backup withholding taxes); provided that the Foreign Person complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of Green Tree and is not a controlled foreign corporation with respect to Green Tree). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Offered Certificates stating that the owner is not a U.S. person and providing the owner's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Offered Certificates or the owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Offered Certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the owner is a U.S. person or that any certification on the form is false.

    (b) An owner of an Offered Certificate who is a Foreign Person will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the Offered Certificate, provided that (i) the gain is not effectively connected to a trade or business carried on by the owner in the United States, (ii) in the case of an owner who is an individual, the owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs, (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied, and (iv) the Offered Certificate was held as a capital asset.

    (c) If the interest, gain or income on an Offered Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    (d) An Offered Certificate owned by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of the owner's death if, immediately before his death, (i) the decedent did not actually or constructively own 10% or more of the voting stock of Green Tree Financial Corporation and
  (ii) the ownership of the Offered Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

  If the IRS were to contend successfully that the Offered Certificates are equity interests in a partnership (not taxable as a corporation), an Offered Certificate Owner that is a Foreign Person might be required to file a U.S. income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Offered Certificates are recharacterized as equity interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, an owner who is a Foreign Person would generally be taxed (and be subject to withholding) on the gross amount of the distributions on the Offered Certificates, to the extent they are treated as dividends, at the rate of 30% (unless the rate is reduced by applicable treaty).

STATE AND LOCAL TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Offered Certificates are treated as debt of the Transferor for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes, and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for Minnesota tax purposes. Certificate Owners not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Offered Certificates. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Offered Certificates.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as such a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificate Owners that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive partnership. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive partnership.

  If the Offered Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificate Owners). Certificate Owners that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

  Because state tax laws vary, it is not possible to describe the tax consequences to the Certificate Owners in all of the states. Certificate Owners are therefore urged to consult their own tax advisors with respect to the state tax treatment of the Offered Certificates and income derived therefrom.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan that is subject to such provisions from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Plan fiduciaries must determine whether the acquisition and holding of the Offered Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust.

  Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor (the "DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to Title I of ERISA or
Section 4975 of the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Offered Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Offered Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly offered security," the issuer of the security is not deemed to hold plan assets. A publicly offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if at all times less that 25% of the value of all classes of equity interests in Certificates are held by benefit plan investors (which is defined as including plans subject to ERISA, government plans and IRA's), the investing plan's assets will not include any of the underlying assets of the Trust.

  It is anticipated that interests in the Class A Certificates will meet the criteria of publicly offered securities as set forth above. The Underwriters expect, although no assurances can be given, that interests in the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of interests in the Class A Certificates; and interests in the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and thereafter will be timely registered under the Exchange Act.

  The Underwriter of the Class B Certificates expects that the Class B Certificates will not be held by at least 100 persons. Consequently, the publicly offered security exception contained in the regulations will not be met with respect to the Class B Certificates. Consequently, no transfer of a Class B Certificate will be permitted to be made to a Benefit Plan unless such Benefit Plan, at its expense, delivers to the Trustee and the Transferor an opinion of counsel satisfactory to them to the effect that the purchase or holding of a Class B Certificate by such Benefit Plan will not result in the assets of the Trust being deemed to be "assets of the Benefit Plan" or subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Transferor or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Unless such opinion is delivered, each person acquiring a Class B Certificate or the beneficial ownership of a Class B Certificate will be deemed to represent to the Trustee, the Transferor and the Servicer that such person is not a Benefit Plan subject to ERISA or Section 4975 of the Code.

  If interests in a Class of the Offered Certificates fail to meet the criteria of publicly offered securities, the Trust's assets may be deemed to include assets of Benefit Plans that are holders of the Certificates of such Class, and transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any of the Underwriters may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Offered Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is an Obligor, under DOL interpretations the purchase of interests in Offered Certificates by such plan could constitute a prohibited transaction. Three class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). There is no assurance that these exemptions even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Offered Certificates should consult their own counsel as to whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Offered Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 144 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Offered Certificates.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an Underwriting Agreement
dated      , 1995 (the "Underwriting Agreement"), among the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Transferor, the principal amount of the Offered Certificates set forth opposite its name below.

                                                       AMOUNT OF    AMOUNT OF
                                                        CLASS A      CLASS B
                 UNDERWRITER                          CERTIFICATES CERTIFICATES
                 -----------                          ------------ ------------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..........................  $            $
      Bear, Stearns & Co. Inc........................
                                                       ----------   ----------
          Total......................................  $            $
                                                       ==========   ==========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

  The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain
dealers at such price less a concession not in excess of   % of the principal
amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, a discount with respect to the Class A Certificates not in
excess of   % of such principal amount to certain other dealers. The Transferor has been advised by the Underwriter of the Class B Certificates that the Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession
not in excess of   % of the principal amount of the Class B Certificates. The
Underwriter of the Class B Certificates may allow, and such dealers may reallow, a discount with respect to the Class B Certificates not in excess of
  % of such principal amount to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The Underwriting Agreement provides that the Transferor and Green Tree will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

  Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 9(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1988 or who is a person to whom the document may otherwise lawfully be issued or passed on; (c) if that Underwriter is an authorized person under Chapter III of the Financial Services Act of 1986, it has only promoted and will only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described in this Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act of 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulation 1991; and (d) it is a person of a kind described in Article 9(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1988.

                        LISTING AND GENERAL INFORMATION

  Application has been made to list the Offered Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the Certificates have been so listed, trading of the Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates and the Class B Certificates have been accepted for clearance through the facilities of DTC, CEDEL and Euroclear (ISIN number for the Class A
Certificates              and for the Class B Certificates,             ).

  The transactions contemplated in this Prospectus were authorized by
resolutions adopted by the Transferor on             , 1995.

  Copies of the Pooling and Servicing Agreement, the Series 1995-1 Supplement, the annual report of independent public accountants described in "Description of the Certificates--Evidence as to Compliance" in the Prospectus, the documents listed under "Available Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates--Reports to Certificateholders" in the Prospectus will be available at the office of the Listing Agent of the Trust in Luxembourg, whose address is 80, place de la Gare 1616, Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of Green Tree Financial Corporation in its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, also available at the office of the Listing Agent in Luxembourg.

  The Certificates, the Pooling and Servicing Agreement and the Series 1995-1 Supplement are governed by the laws of the State of Minnesota.

                                 LEGAL MATTERS

  The legality of the Offered Certificates will be passed upon for the Transferor and Green Tree by Dorsey & Whitney P.L.L.P., Minneapolis, Minnesota. The material federal income tax consequences of the Certificates will be passed upon for the Transferor by Dorsey & Whitney P.L.L.P. Certain legal matters relating to the Offered Certificates will be passed upon for the Underwriters by Brown & Wood.

                               GLOSSARY OF TERMS

                                                                           PAGE
DEFINED TERM                                                              NUMBER
------------                                                              ------
ABC Fixed/Floating Allocation Percentage.................................   58
ABC Investor Default Amount..............................................   68
Accounts.................................................................    1
Accumulation Period Commencement Date....................................   10
Accumulation Period Length...............................................    9
Accumulation Shortfall...................................................   11
Addition Date............................................................   52
Additional Accounts......................................................   34
Asset-Based Receivable Overconcentration.................................   60
Asset-Based Receivables..................................................   29
Automatic Addition Condition.............................................   55
Available Series Interest Collections....................................   64
Bankruptcy Code..........................................................   81
Base Rate................................................................   11
Benefit Plans............................................................   88
Cash Equivalents.........................................................   57
Cede & Co................................................................   42
Cedel....................................................................   44
Cedel Participants.......................................................   44
Certificateholders.......................................................    2
Certificate Owners.......................................................    2
Certificate Rates........................................................    8
Certificates.............................................................    1
CFD......................................................................   29
Class A Certificate Rate.................................................    8
Class A Certificates.....................................................    1
Class A Fixed/Floating Allocation Percentage.............................   58
Class A Floating Allocation Percentage...................................   58
Class A Invested Amount..................................................   58
Class A Investor Charge-Off..............................................   19
Class A Monthly Interest.................................................   66
Class A Principal........................................................   67
Class B Certificate Rate.................................................    8
Class B Certificates.....................................................    1
Class B Fixed/Floating Allocation Percentage.............................   58
Class B Floating Allocation Percentage...................................   58
Class B Invested Amount..................................................   59
Class B Investor Charge-Off..............................................   19
Class B Monthly Interest.................................................   66
Class B Principal........................................................   67
Class C Certificateholders...............................................    1
Class C Certificates.....................................................

                                                                           PAGE
DEFINED TERM                                                              NUMBER
------------                                                              ------
Class C Fixed/Floating Allocation Percentage.............................   58
Class C Floating Allocation Percentage...................................   58
Class C Invested Amount..................................................   59
Class C Investor Charge-Off..............................................   18
Class C Monthly Interest.................................................   66
Class C Principal........................................................   68
Class D Certificate Rate.................................................    7
Class D Certificates.....................................................    1
Class D Fixed/Floating Allocation Percentage.............................   58
Class D Floating Allocation Percentage...................................   58
Class D Incremental Invested Amount......................................   60
Class D Invested Amount..................................................   59
Class D Investor Charge-Off..............................................   18
Class D Investor Default Amount..........................................   69
Class D Principal........................................................   68
Code.....................................................................   22
Collateral Securities....................................................    4
Collection Account.......................................................   56
Collections..............................................................    5
Commission...............................................................    2
Companion Series.........................................................   69
Controlled Accumulation Period...........................................    9
Controlled Accumulation Period Length....................................   48
Controlled Deposit Amount................................................   10
Cooperative..............................................................   44
Credit Counsel...........................................................   83
Dealer Overconcentration.................................................   60
Dealers..................................................................   29
Defaulted Receivable.....................................................   68
Definitive Certificates..................................................   45
Depositaries.............................................................   42
Depository...............................................................   41
Determination Date.......................................................   69
DHI Fees.................................................................   31
Discount Factor..........................................................    5
Distribution Account.....................................................   56
Distribution Date........................................................    8
DOL......................................................................   88
DTC......................................................................    2
Early Amortization Period................................................   12
Eligible Accountants.....................................................   33
Eligible Portfolio.......................................................   34
Eligible Receivable......................................................   33
ERISA....................................................................   22
Euroclear................................................................   44
Euroclear Operator.......................................................   44

                                                                           PAGE
DEFINED TERM                                                              NUMBER
------------                                                              ------
Euroclear Participants...................................................   44
Euroclear System.........................................................   44
Excess Funding Account...................................................   57
Excess Interest Collections..............................................   68
Exchange.................................................................    8
Exchange Act.............................................................    2
Final Regulation.........................................................   88
Finance Charge Collection................................................    5
Fixed/Floating Allocation Percentage.....................................   58
Floating Allocation Percentage...........................................   58
Floorplan Agreement......................................................   30
Floorplan Receivables....................................................   29
Foreign Person...........................................................   86
Green Tree...............................................................    1
Independent Directors....................................................   29
Insolvency Laws..........................................................   28
Interest Accrual Period..................................................    8
Interest Collections.....................................................   49
Indirect Participants....................................................   42
Ineligible Receivable....................................................   52
Initial Principal Payment Date...........................................    9
Imputed Yield Collections................................................    5
Insolvency Event.........................................................   73
Interest Accrual Period..................................................    8
Interest Collections.....................................................    5
Interest Funding Account.................................................   56
Invested Amount..........................................................   59
Investor Default Amount..................................................   18
IRA......................................................................   88
IRS......................................................................   83
LIBOR....................................................................   25
LIBOR Determination Date.................................................   46
Manufacturer.............................................................   30
Manufacturer Overconcentration...........................................   60
Monthly Payment Rate.....................................................   47
Monthly Servicing Fee....................................................   73
MPR......................................................................   40
Negative Carry Amount....................................................   15
Net Receivables Rate.....................................................   46
New Issuance.............................................................    7
Offered Certificates.....................................................    1
OID......................................................................   83
Overconcentration Amount.................................................   60
Participants.............................................................   42
Paying Agent.............................................................   57
Pay Out Event............................................................   38
Period Length Determination Date.........................................   48
Pool Balance.............................................................   60
Principal Account........................................................   10
Principal Collections....................................................    5

                                                                           PAGE
DEFINED TERM                                                              NUMBER
------------                                                              ------
Principal Funding Investment Shortfall...................................   11
Principal Investment Proceeds............................................   11
Principal Shortfalls.....................................................   47
Principal Terms..........................................................   51
Product Line Overconcentration...........................................   60
Purchase Agreement.......................................................    4
Qualified Institution....................................................   56
Rating Agency............................................................   22
Reallocated Class B Principal Collections................................   62
Reallocated Class C Principal Collections................................   61
Reallocated Class D Principal Collections................................   61
Reallocated Principal Collections........................................   62
Receivables..............................................................    1
Recoveries...............................................................    4
Reference Banks..........................................................   46
Removal Date.............................................................   56
Removal Notice...........................................................   56
Removed Accounts.........................................................   56
Required Amount..........................................................   66
Revolving Period.........................................................    8
SAU......................................................................   31
SAU/NSF..................................................................   36
Securities Act...........................................................    2
Series Issuance Date.....................................................   52
Series 1995-1............................................................    1
Series 1995-1 Termination Date...........................................   70
Servicer.................................................................    1
Servicer Default.........................................................   75
Service Transfer.........................................................   75
Shared Principal Collections.............................................   47
Supplement...............................................................    7
Supplemental Certificate.................................................   52
Terms and Conditions.....................................................   44
Transfer Agent and Registrar.............................................   45
Transfer Date............................................................   52
Transfer Deposit Amount..................................................   53
Transfer or Retained Class...............................................   26
Transferor...............................................................    1
Transferor Interest Collections..........................................   11
Transferor Percentage....................................................   41
Transferor Retained Class................................................   12
Trust....................................................................    1
Trust Portfolio..........................................................   32
Trust Termination Date...................................................   71
Trustee..................................................................    1
Underwriters.............................................................    1
Underwriting Agreement...................................................    1
U.S. Person..............................................................  A-4

                                                                           ANNEX

          GLOBAL CLEARANCE SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Floating Rate Floorplan Receivable Trust Certificates, Series 1995-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional credit card certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Transferor's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card certificate issues in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC Transferor and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be bad-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process De-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue form the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC Transferor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear Transferor and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Transferor will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of
Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UN-DER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE FINANCIAL CORPORATION, GREEN TREE FLOORPLAN FUNDING CORP. OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CON-STITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Reports to Certificateholders..............................................   2
Available Information......................................................   2
Other Information..........................................................   2
Prospectus Summary.........................................................   3
Risk Factors...............................................................  23
The Trust..................................................................  28
The Transferor.............................................................  28
Green Tree Financial Corporation and its Commercial Finance Division.......  29
The Receivables............................................................  32
The Accounts...............................................................  34
Maturity Considerations....................................................  37
Use of Proceeds............................................................  41
Description of the Offered Certificates....................................  41
Description of the Purchase Agreement......................................  78
Certain Legal Aspects of the Receivables...................................  80
Certain Federal Income Tax
 Consequences..............................................................  83
Employee Benefit Plan Considerations.......................................  88
Underwriting...............................................................  90
Listing and General Information............................................  91
Legal Matters..............................................................  91
Glossary of Terms.......................................................... G-1
Annex...................................................................... A-1

                                ---------------

 UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANS-ACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DIS-TRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     LOGO

                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST

                           $             FLOATING RATE
                    FLOORPLAN RECEIVABLE TRUST CERTIFICATES,
                             SERIES 1995-1, CLASS A

                           $             FLOATING RATE
                    FLOORPLAN RECEIVABLE TRUST CERTIFICATES,
                             SERIES 1995-1, CLASS B

                      GREEN TREE FLOORPLAN FUNDING CORP.
                                   TRANSFEROR

                       GREEN TREE FINANCIAL CORPORATION
                                    SERVICER

                            ----------------------

                                  PROSPECTUS
                                          , 1995

                            ----------------------

                              MERRILL LYNCH & CO.

                           BEAR, STEARNS & CO. INC.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   SEC registration fee............................................. $
   Blue Sky fees and expenses.......................................  10,000.00
   Accountant's fees and expenses...................................     **
   Attorney's fees and expenses.....................................  75,000.00*
   Trustee's fees and expenses......................................  15,000.00*
   Printing and engraving expenses..................................      **
   Rating Agency fees............................................... 150,000.00*
   Miscellaneous....................................................      **
                                                                     ----------
     Total.......................................................... $
                                                                     ==========

--------
* Estimated
**To be furnished by Amendment

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

     1.1 Proposed form of Underwriting Agreement
     3.1 Certificate of Incorporation of Green Tree Floorplan Funding Corp.
     3.2 Bylaws of Green Tree Floorplan Funding Corp.
     4.1 Form of Pooling and Servicing Agreement
     4.2 Form of Series 1995-1 Supplement to the Pooling and Servicing
          Agreement
     4.3 Form of Receivables Purchase Agreement
     5.1 Opinion and consent of Dorsey & Whitney P.L.L.P. as to legality
    *8.1 Opinion of Dorsey & Whitney P.L.L.P. as to tax matters
    23.1 Consent of Dorsey & Whitney P.L.L.P. (included as part of Exhibit 5.1)
  **24.1 Power of attorney from officers and directors of the Registrants signed by an attorney-in-fact

  --------

  * To be furnished by Amendment.

  **Previously filed.

  (b) Financial Statements:

    Not Applicable

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA ON NOVEMBER 7, 1995.

                                          Green Tree Floorplan Funding Corp.

                                                 /s/ John W. Brink
                                          By: _________________________________

                                                    JOHN W. BRINK

                                             VICE PRESIDENT AND TREASURER

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                         TITLE                DATE

                                        Chairman of the          November 7,
    /s/ Lawrence M. Coss                 Board and President      1995
-------------------------------------    (Principal
          LAWRENCE M. COSS               Executive Officer)

                                        Vice President and       November 7,
      /s/ John W. Brink                  Treasurer                1995
-------------------------------------    (Principal
            JOHN W. BRINK                Financial Officer
                                         and Principal
                                         Accounting Officer)
                                         and Director

                                        Director                 November 7,
    /s/ Richard G. Evans                                          1995
-------------------------------------
          RICHARD G. EVANS

                               INDEX TO EXHIBITS



Exhibit                                                           Form of
Number                 Description*                               Filing
------                 -----------                                ------

   1.1   Proposed form of Underwriting Agreement           Electronically Filed

   3.1   Certificate of Incorporation of Green
         Tree Floorplan Funding Corp.                      Electronically Filed

   3.2   Bylaws of Green Tree Floorplan Funding
         Corp.                                             Electronically Filed

   4.1   Form of Pooling and Servicing Agreement           Electronically Filed

   4.2   Form of Series 1995-1 Supplement to the
         Pooling and Servicing Agreement                   Electronically Filed

   4.3   Form of Receivables Purchase Agreement            Electronically Filed

   5.1   Opinion and consent of Dorsey & Whitney
         P.L.L.P. as to legality                           Electronically Filed

  *8.1   Opinion of Dorsey & Whitney P.L.L.P. as
         to tax matters

  23.1   Consent of Dorsey & Whitney P.L.L.P.
         (included as part of Exhibit 5.1)

**24.1   Power of attorney from officers and directors
         of the Registrant signed by an attorney-in-fact
----------
 * To be furnished by Amendment.
** Previously filed.